Exhibit 10.5

                                CREDIT AGREEMENT

                     THIS CREDIT AGREEMENT is executed as of the 29th day of
            December, 2000 ("Closing Date"), between USRR ACQUISITION CORP., an Indiana corporation (the "Company"), and BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association with its principal office in Indianapolis, Indiana (the "Bank").

                                    ARTICLE I

                               Definition of Terms

     Section 1.01. Accounting Terms/Financial Statements. All accounting and financial terms used in this Agreement are used with the meanings such terms would be given in accordance with GAAP, except as may be otherwise specifically provided in this Agreement.

     Section 1.02. Definitions. The following terms have the meanings indicated when used in this Agreement with the initial letter capitalized:

     "Acquisition" means the acquisition by the Company of all of the capital stock of U.S. Rubber Reclaiming, Inc., an Indiana corporation, from SerVaas, Inc. and the merger of U.S. Rubber Reclaiming, Inc. with and into the Company, with the Company as the surviving corporation, as contemplated by the Acquisition Documents.

     "Acquisition Documents" means all documents, instruments and agreements evidencing and entered into in connection with the Acquisition.

     "Advance" means a disbursement of proceeds against the Revolving Loan or the Equipment Loan.

     "Affiliate" means, with respect to any Person, any officer, shareholder or director of such Person and any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

     "Agreement" means this Credit Agreement, as amended, modified, supplemented andlor restated from time to time and at any time.

     "Applicable Spread" means (a) with respect to the Revolving Loan, three-quarters of one percent (.75%) per annum; and (b) with respect to Term Loan I, Term Loan II, and the Equipment Loan, one percent (1%) per annum.

     "Application for Advance" means a written  application of the Company for a
     disbursement   of  proceeds  of  the  Revolving   Loan  or  Equipment  Loan
     substantially in the form of Exhibit "A" attached hereto.

     "Authorized Officer" means the Chief Executive Officer, the President or Chief Financial Officer of the Company.

     "Bank" has the meaning ascribed to such term in the preamble to this Agreement.

     "Bank Debt" has the meaning ascribed to such term in Section 8.10 of this Agreement.

     "Banking Day" means a day on which the principal offices of the Bank in the City of Indianapolis, Indiana, are open for the purpose of conducting substantially all of the Bank's business activities.

     "BOC" means BANK ONE  CORPORATION  and all of its  Subsidiaries  (including
     Bank), affiliates and divisions.

     "Borrowing Base" means, at any date a determination thereof is made, an amount equal to the sum of: (a) eighty percent (80%) of the book value of the Eligible Accounts; and (b) fifty percent (50%) of the book value of the Eligible Inventory.

     "Borrowing Base Certificate" means the certificate in the form of Exhibit "B" hereto which is required to be delivered to the Bank in accordance with
     Section 5.0 1(b)(7) hereof.

     "Capital Contribution Agreement" means a capital contribution agreement in form and substance as Exhibit "C" attached to this Agreement, between OCP and the Bank, as the same may be amended, modified, supplemented and/or restated from time to time and at any time.

     "Capital Lease" means, at any time, any lease of property (whether real, personal or mixed) with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Change of Control of Company" means OCP shall cease to own Voting Stock of the Company, including securities that are freely and without material conditions convertible into or exchangeable for Voting Stock of the Company, in an aggregate amount representing 51% of the total aggregate voting power of all classes of the Voting Stock of the Company, calculated on a fully diluted basis, including securities convertible into or exchangeable for Voting Stock of the Company.

     "Change of Control of OCP" means 0CC shall cease to be the sole general partner of OCP.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" has the meaning ascribed to such term in Section 4.0 1(a) of this Agreement.

     "Company's Auditors" means Birk, Gross, Bell & Coulter, P.C., or such other independent certified public accounting firm in the United States as is acceptable to the Bank.

     "Conversion Date" has the meaning ascribed to such term in Section 2.04(a) of this Agreement.

     "Debt" means, with reference to any Person, as of any date, without duplication: (a) all indebtedness, liabilities and obligations of such Person for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock; (b) obligations of such Person to pay the deferred purchase or acquisition price of property (tangible or intangible, real or personal) or services, other than trade accounts payable (if not for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) all obligations of such Person appearing as a liability on its balance sheet in accordance with GAAP in respect of Capital Leases; (d) all obligations, indebtedness and liabilities which are secured by any Lien on any asset of such Person, whether or not the obligation, indebtedness or liability secured thereby shall have been assumed by such Person (e) all obligations for Interest Rate Agreements of such Person; and (f) all obligations, indebtedness and liabilities of others similar in character to those described in clauses
     (a) through (e) of this definition for which such Person is liable, contingently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which obligations. indebtedness or liabilities such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person. Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (f) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "EBITDA" means, for any fiscal period of the Company, the Net Income for such period (minus or plus, to the extent included in the determination of such Net Income, any gain or loss (i) which must be treated as an extraordinary item under GAAP or (ii) realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business), plus (a) (without duplication and only to the extent deducted in determining such Net Income and all as determined in accordance with GAAP), the sum of (1) Interest (excluding Interest which is capitalized and added to principal), (2) federal, state and local income tax expense (excluding deferred income taxes), (3) depreciation and amortization; and (4) management fees (and the like) paid by the Company during such period; and (b) capital contributions to the Company made by OCP pursuant to a Request (as such term is defined in the Capital Contribution Agreement) that under the terms of the Capital Contribution Agreement are deemed to have been made during such fiscal period.

     "Eligible Accounts" means, at any date a determination thereof is to be made, those outstanding accounts receivable of the Company for which the Company shall have furnished to the Bank information adequate for purposes of identification at times and in form and substance as may be requested by the Bank; provided however, that an account receivable shall not constitute an Eligible Account if it: (a) remains unpaid sixty (60) days after the original due date for its payment stated on the applicable invoice; (b) is an account receivable with respect to which the account receivable debtor is the subject of a bankruptcy or similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee or who is no longer conducting its customary business, except and to the extent the Bank otherwise agrees in writing; (c) is an account receivable which is not invoiced (and dated as of the date of such invoice) and sent to the account receivable debtor within the ordinary course of the business of the Company and in accordance with customary billing practices after delivery of the underlying goods to, or performance of the underlying services for, the accounts receivable debtor; (d) is an account receivable arising with respect to goods which have not been shipped or arising with respect to services which have not been fully performed; (e) is an account receivable with respect to which the account receivable debtor's obligation to pay the account receivable is conditional upon the account receivable debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis; (f) is an account receivable in which the Bank does not have a first priority, perfected security interest; (g) is an account receivable due from any Affiliate of the Company or which is due solely from an accounts receivable debtor which is a United States federal governmental entity or agency, except and to the extent the Bank otherwise agrees in writing; or (h) is an account receivable evidenced by chattel paper or an instrument (as defined in Article 9 of the Indiana Uniform Commercial Code) not in the possession of the Bank. At any time more than twenty-five percent (25%) of the aggregate amount of accounts receivable due from an accounts receivable debtor remain unpaid more than sixty (60) days after the date(s) due as stated on the original invoice(s) evidencing such accounts receivable, then no accounts receivable due the Company from that accounts receivable debtor shall constitute an Eligible Account. Further, to the extent that an Eligible Account is subject to any set-off, offset, credit or other reduction right held by the account receivable debtor, then for purposes of determining the Borrowing Base the amount of such Eligible Account shall be reduced by the sum of all such offsets, credits and reductions.

     "Eligible Inventory" means, at any date a determination thereof is to be made, the Company's raw material inventory and finished goods inventory but excluding all such inventory: (a) held by a third party on consignment or subject to any repurchase option or arrangement or return right, as with sales made on bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis; (b) raw material inventory and finished goods inventory in transit, shipped and otherwise not on site at the business premises of the Company; (c) SerVaas Inventory that has not yet been purchased and paid for by the Company under the SerVaas Inventory Agreement.

     "Environmental Laws" means all federal, state and local laws and implementing regulations, now or hereafter effective during the term of this Agreement, relating to pollution or protection of the environment, including laws or regulations relating to or permitting emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, industrial wastes, or hazardous substances. Such laws shall include, but not be limited to: (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42
     U.S.C.ss.9601 e seq.; (b) the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq., including the statutes regulating underground storage tanks, 42 U.S.C. 6991-6991h; (c) the Clean Air Act, as amended, 42 U.S.C. 7401 et seq.; and (d) the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.1251 et seq., including the statute regulating the National Pollutant Discharge Elimination System, 33 U.S.C.ss.1342.

     "Equipment Loan" has the meaning ascribed to such term in Section 2.04 of this Agreement.

     "Equipment Loan Maturity Date" means the earlier of (a) November 30, 2006, or (b) the date on which the Bank accelerates the maturity of Equipment Loan in accordance with Section 7.02 of this Agreement.

     "Equipment Note" has the meaning ascribed to such term in Section 2.04(b) of this Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Event of Default" means any of the events described in Section 7.01 of this Agreement. "Fixed Charge Coverage Ratio" means, for any fiscal period of the Company, the ratio which results from dividing EBITDA for such period by the Fixed Charges for such period.

     "Fixed Charges" means, for any fiscal period of the Company, the sum of the following (without duplication): (a) the principal amount of the Debt of the Company, determined in accordance with GAAP, which was payable during such period; (b) the amount of Interest for which the Company, determined in accordance with GAAP, is liable and which was paid or payable during such period; (c) federal, state and local income taxes payable by the Company, determined in accordance with GAAP, which was paid or payable during such period; (d) cash capital expenditures during such period (provided that, for purposes of determining Fixed Charges during fiscal year 2001, the Company's cash capital expenditures during the relevant fiscal period shall be deemed to be the greater (i) $75,000.00 times the number of fiscal quarters that have elapsed during such period, or (ii) the Company's actual cash capital expenditures during such period, divided by four, and multiplied by the number of fiscal quarters that have elapsed during such period; (e) cash dividends and distributions to the stockholders of the Company paid or accrued during such period with the prior consent of the Bank; and (f) management fees (and the like) paid during such period.

     "Financial  Statements"  includes,  but is not limited to, balance  sheets,
     profit  and  loss  statements,  and  cash  flow  statements,   prepared  in
     accordance with GAAP.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied (from and after the date hereof) and for the period as to which such accounting principles are to apply. Except as otherwise provided in this Agreement, to the extent applicable, all computations and determinations as to accounting or financial matters and all Financial Statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and, to the extent applicable, all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

     "Hazardous Substance" means any hazardous or toxic substance regulated by any Environmental Laws, including but not limited to the Comprehensive
     Environmental  Response,   Compensation  and  Liability  Act  the  Resource
     Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

     "Highest Lawful Rate" means the maximum rate of interest which may be charged the Company by the Bank under applicable state or federal usury law or regulation or any other law or regulation, however characterized, limiting the rate of interest which may be charged to corporations.

     "Informal Request" has the meaning ascribed to such term in Section 2.0 1(b) of this Agreement.

     "Intangible Assets" means amortizable loan costs, business acquisition costs, license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long term assets and excluded from inventory), goodwill and all other assets which would be classified as intangible assets (all determined in accordance with generally accepted accounting principles consistently applied).

     "Interest" means, for any fiscal period and for any Person, the amount equal to the sum of (a) the gross interest expense of such Person for that period plus, (b) capitalized interest on any Debt of such Person, in each case determined in accordance with GAAP.

     "Intercreditor Agreement" means an intercreditor agreement in form and substance as Exhibit "E" attached to this Agreement, between SerVaas, Inc. and the Bank, and consented to by the Company, as the same may be amended, modified, supplemented and/or restated from time to time.

     "Interest Rate Agreement" means any interest rate hedging agreement, interest rate swap agreement, interest rate cap agreement, or other interest rate protection agreement or arrangement designed to protect the Company against fluctuations in interest rates. (The amount of the obligation under any Interest Rate Agreement shall be the amount determined in respect thereof as of the end of the most recently ended fiscal quarter of such Person, based on the assumption that such Interest Rate Agreement had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Interest Rate Agreement provides for the netting of amounts payable by and to such Person thereunder of if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.)

     "Investment" means any investment, in cash or by delivery of property, made directly or indirectly in any other Person, whether by acquisition of shares of capital stock, Debt or other obligations or securities or by loan, advance, capital contribution or otherwise.

     "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise) or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as in effect in any jurisdiction, or any other similar recording or notice statute, and any lease having substantially the same effect as the foregoing, but excluding any equipment operating leases and any precautionary filings related thereto).

     "Loan Documents" means, collectively, this Agreement, the Notes, the Mortgage, the Security Agreement, the Capital Contribution Agreement, the SerVaas Subordination Agreement and all other instruments, agreements and documents executed and delivered or to be delivered by the Company or any guarantor pursuant to or by virtue of this Agreement, and any and all Interest Rate Agreements which at any time from and after the Closing Date may be made between the Company and the Bank, as each of the foregoing may be amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time, and when used in the singular form, means any of the Loan Documents, as the context requires.

     "Loans" means, collectively, the Revolving Loan, Term Loan I, Term Loan II and the Equipment Loan.

     "Loss" has the meaning ascribed to such term in Section 8.11 of this Agreement.

     "Materially Adverse Effect" means any event, circumstance or condition that could reasonably be expected to have a materially adverse effect on (a) the business, operations, financial condition, properties or prospects of the Company and its Subsidiaries, considered on a consolidated basis, (b) the ability of the Company or any guarantor to pay or perform the Obligations,
     (c) the validity or enforceability of any of the Loan Documents, or any material provision thereof or any transaction contemplated thereby, or (d) the rights and remedies of the Bank under any of the Loan Documents.

     "Maturity  Date" means the earlier of (i) the Scheduled  Maturity  Date, or
     (ii) that date upon which the Bank accelerates payment of any of the Loans in accordance with Section 7.02 of this Agreement.

     "Maximum Availability" means, as of the date any determination thereof is to be made, the lesser of (i) the sum of $3,000,000.00, or (ii) the amount of the Borrowing Base of such date.

     "Mortgage" shall mean a Deed of Trust, Security Agreement and Assignment of Leases and Rents executed by the Company in favor of the Bank, as the same may be amended, modified, supplemented and/or restated from time to time and at any time.

     "Net Income" means, for any period, the net income of the Company, determined for such period in accordance with GAAP.

     "Net Worth" means, as of the date any determination thereof is to be made, the net worth of the Company as of such date, determined in accordance with GAAP.

     "Notes" means, collectively, the Revolving Note, Term Note I, Term Note II and the Equipment Note.

     "Obligations" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed to the Bank by the Company, whether arising under, by virtue of or pursuant to any of this Agreement, the Notes, any other Loan Documents, or otherwise (including without limiting the generality of the foregoing, all indebtedness, obligations and liabilities hereafter arising by virtue of or in connection with any extensions of credit by the Bank to the Company unrelated to and not made under this Agreement), together with all costs, expenses and reasonable attorneys' fees incurred by the Bank in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, now exist or hereafter arise, or were prior to acquisition thereof by the Bank owed to some other Person.

     "0CC" means Obsidian Capital Company, LLC, an Indiana limited liability company.

     "OCP"  means  Obsidian   Capital   Partners,   L.P.,  a  Delaware   limited
     partnership.

     "Officer's Certificate" means a certificate in form and substance as Exhibit "F" attached hereto, or in such other form as the Bank may request from time to time, signed by an Authorized Officer confirming that all of the representations and warranties contained in Section 3.01 (other than
     Section 3.01(d)) of this Agreement are true and correct as of the date of such certificate except as specified therein and with the further exceptions that all other representations will be construed to have been amended to conform with any changes of which the Company shall have previously given the Bank notice in writing. The Officer's Certificate shall further confirm that the most current Financial Statements provided by the Company to the Bank were prepared in accordance with GAAP, and present fairly the financial position of the Company as of the dates thereof and the results of the operations of the Company for the periods covered, and that since the date of the most current Financial Statements provided by the Company to the Bank there has been no materially adverse change in the financial position of the Company or in the results of its operations. The Officer's Certificate shall further confirm that no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date of the Officer's Certificate or shall describe any such event which shall have occurred and be then continuing and the steps being taken by the Company to correct it. In addition, the Officer's Certificate shall demonstrate compliance with the financial covenants stated in Section 5.01(g), as applicable. Such Officer's Certificate shall relate the covenants to the quarter end figures shown in the latest quarterly Financial Statements furnished to the Bank, and shall otherwise be in such form and provide such detail as may be reasonably satisfactory to the Bank.

     "Person" means an individual, a corporation, a limited or general partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means an employee pension benefit plan as defined in ERISA.

     "Prime-based Rate" means a variable rate per annum at which interest accrues on all or a portion of the Loans under the terms of this Agreement, equal at all times to the Prime Rate, as in effect from time to time, plus the Applicable Spread.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by the Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Provident Loan Agreement" means that certain Loan Agreement dated November 20, 2000, between OCP and The Provident Bank.

     "Provident   Pledge   Agreement"   means  that  certain  Pledge   Agreement
     (Subscription Agreement) dated November 20,2000, between OCP and the Provident Bank.

     "Ratio of Total Funded Debt to EBITDA" means, for any fiscal period of the Company, the ratio of Total Funded Debt of the Company at the close of that period to EBITDA of the Company for that period, computed and determined in accordance with GAAP; provided that, for purposes of calculating the Ratio of Total Funded Debt to EBITDA of the Company as of the end of each fiscal quarter ending after December 31, 2000, and prior to December 31, 2001, EBITDA shall be the Company's EBITDA for the period of all such fiscal quarters ending on such close, divided by the number of fiscal quarters which have then elapsed, and multiplied by four.

     "Real Estate" shall have the meaning ascribed to such term in Section 4.0 1(b) of this Agreement.

     "Revolving Loan" has the meaning ascribed to such term in Section 2.0 1(a) of this Agreement.

     "Revolving Note" has the meaning ascribed to such term in Section 2.01(b) of this Agreement.

     "Scheduled Maturity Date" means November 30, 2001, or such later date as may be established pursuant to Section 2.01(e) of this Agreement.

     "Security Agreement" means the Security Agreement, dated as of the Closing Date, executed by the Company in favor of the Bank, as the same may be amended, modified, supplemented and/or restated from time to time and at any time.

     "SerVaas Inventory" means raw material inventory consisting of road worn domestic and foreign scrap inner tubes and factory reject tubes located on the premises of the Company at 2000 Rubberway Road, Vicksburg, Mississippi, distributed by U.S. Rubber Reclaiming, Inc. to SerVaas, Inc. prior to the Acquisition.

     SerVaas Inventory Agreement" means that certain Supply and Consignment t Agreement dated December 29, 2000, between the Company and SerVaas, Inc. regarding the purchase by the Company of the SerVaas Inventory.

     "SerVaas  Note"  means  the  Promissory   Note  in  the  principal  sum  of
     $1,750,000.00 dated December 29, 2000, executed by the Company to the order of SerVaas, Inc.

     "SerVaas Subordination Agreement" means a subordination agreement in form and substance as Exhibit "D" attached to this Agreement, between and among SerVaas, Inc., the Company, and the Bank, as the same may be amended, modified, supplemented and/or restated from time to time and at any time.

     "Subordinated Debt" means any unsecured Debt owed by the Company to any Person (other than Debt owed to SerVaas, Inc., or its successors and assigns, under the SerVaas InventoryAgreement), the payment of which Debt is fully and unconditionally subordinated to the Obligations pursuant to a subordination agreement which is in form and substance as approved and agreed to in writing by the Bank.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture or other business entity (whether now or existing or hereafter organized or acquired) over which the Person exercises control, provided that it shall be conclusively presumed that the Person exercises control over any such entity (a) if more than 50% of the equity interest in such entity is owned by the Person, directly or indirectly; or (b) if at least a majority of the securities of each class having ordinary voting power for the election of directors (other than securities which have such power only by reason of the happening of a contingency) at the time as of which the determination is being made, is owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof.

     "Tangible Capital Base" means, as of the date any determination thereof is to be made, the Net Worth of the Company as of such date, less the amount of all Intangible Assets of the Company as of such date, determined in accordance with GAAP and plus Subordinated Debt of the Company as of such date.

     "Term Loan I" has the meaning ascribed to such term in Section 2.02 of this Agreement.

     "Term Loan II" has the meaning ascribed to such term in Section 2.03 of this Agreement.

     "Term Loan  Maturity  Date" means the earlier of (a) November 30, 2005,  or
     (b) the date on which the Bank accelerates the maturity of Term Loan I and/or Term Loan II in accordance with Section 7.02 of this Agreement.

     "Term Note I" has the meaning ascribed to such term in Section 2.02(b) of this Agreement.

     "Term Note II" has the meaning ascribed to such term in Section 2.03(b) of this Agreement.

     "Total Funded Debt" means, with respect to the Company, as of the date any determination thereof is to be made, all interest-bearing Debt of the Company (including interest-bearing Subordinated Debt), computed and determined in accordance with GAAP.

     "Unmatured Event of Default" means any event specified in Section 7.01 of this Agreement, which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

     "Voting Stock" means all classes of capital stock of the Company then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Company.

                                   ARTICLE II
                                 Borrowing Terms

         Section 2.01. Revolving Loan. Provided that all of the conditions of lending stated in Section 6.01(a) and (b) of this Agreement have been fulfilled, and subject to and in accordance with the terms of this Agreement, and in reliance upon the representations, warranties, covenants and agreements of the Company made in this Agreement and the other Loan Documents, the Bank will make the Revolving Loan described in this Section 2.01.

         (a) The Commitment -- Use of Proceeds. The Bank agrees, subject to the terms and conditions of this Agreement, to make Advances to the Company on a revolving basis (the "Revolving Loan") from time to time from and after the Closing Date until the Maturity Date, in an amount not exceeding in the aggregate at any time outstanding the Maximum Availability. Proceeds of the Revolving Loan may be used by the Company only to fund general working capital requirements and to finance the Acquisition.

         (b) Method of Borrowing. The obligation of the Company to repay the Revolving Loan shall be evidenced by a promissory note executed by the Company to the Bank in form and substance acceptable to the Bank (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "Revolving Note"). So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Maturity Date, the Company may borrow, repay and re-borrow under the Revolving Note on any Banking Day, provided that the Company shall not be entitled to receive and the Bank shall not be obligated to make any Advance: (i) at any time an Event of Default or an Unmatured Event of Default has occurred or is continuing; (ii) if the amount of such Advance would exceed the Maximum Availability; or (iii) if after making such Advance the principal balance of the Revolving Loan would exceed the Maximum Availability. Whenever the Company desires the Bank to make an Advance of the Revolving Loan, the Bank to make an Advance of the Revolving Loan, the Company shall give the Bank telecopy or telephonic notice not later than 10:00 A.M., Indianapolis time, on the date the Advance is to be made, which notice shall specify the amount and the date of the requested Advance. The Company shall be entitled to request no more than one Advance of the Revolving Loan to be made on any Banking Day. Each Advance requested under the Revolving Loan shall be conditioned upon receipt by the Bank from the Company of an Application for Advance, provided that the Bank may, at its discretion, make a disbursement upon the oral request of the Company made by an Authorized Officer, or upon a request transmitted to the Bank by telecopy or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "Informal Requests"). In so doing, the Bank may rely on any Informal Request which shall have been received by it in good faith from a Person reasonably believed to be an Authorized Officer. Each Informal Request shall be promptly confirmed by a duly executed Application for Advance if the Bank so requires and shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance, that the requested Advance would not cause the outstanding principal balance of the Revolving Loan to exceed the Maximum Availability. Each Advance shall be made on a Banking Day. All borrowings and reborrowings and all repayments shall be in amounts of not less than Fifty Thousand Dollars ($50,000), except for repayment of the entire principal balance of the Revolving Loan. Upon receipt of an Application for Advance, or at the Bank's discretion upon receipt of an Informal Request for an Advance and upon compliance any other conditions of lending stated in Section 6.01 of this Agreement, the Bank shall disburse the amount of the requested Advance to the Company on the date designated for the Advance. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed prima facie to be correct as to such matters.

         (c) Interest on the Revolving Loan. The principal amount of the Revolving Loan outstanding from time to time shall bear interest until maturity of the Revolving Note at a rate per annum equal to the Prime-based Rate. After the Maturity Date and until paid in full, the Revolving Loan shall bear interest at a per annum rate equal to the Prime-based Rate plus three percent (3 .0%) per annum. Each change in the rate of interest to be charged on any Advance shall become effective on the date of each change in the Prime Rate. Accrued interest shall be due and payable monthly on the first day of each successive calendar month, beginning February 1, 2001, until the Maturity Date. On the Maturity Date, the entire unpaid principal balance of the Revolving Loan and Revolving Note and all unpaid, accrued interest thereon, shall be due and payable in full without demand. After the Maturity Date, interest shall be payable as accrued and without demand.

          (d) Repayment of Advances. Subject to the provisions hereinafter set forth with respect to acceleration of the maturity of the Revolving Loan, the entire unpaid principal balance of the Revolving Loan and Revolving Note, and all unpaid accrued interest thereon, shall be due and payable in full, without demand, on the Maturity Date.

          (e) Extensions of Scheduled Maturity Date. The Bank may, upon the request of the Company, but at the Bank's sole discretion, extend the Scheduled Maturity Date from time to time to such date or dates as the Bank may elect by notice in writing to the Company, and upon any such extension, the date to which the Scheduled Maturity Date is then extended will become the "Scheduled Maturity Date" for purposes of this Agreement.

           (f) Mandatory Prepayments of Principal. At any time that the outstanding principal balance of the Revolving Loan exceeds the Maximum Availability, the Company shall, immediately and without notice or demand of any kind, repay that portion of the unpaid principal balance of the Revolving Loan which is in excess of the Maximum Availability. If an Event of Default or an Unmatured Event of Default has occurred and is continuing and the Bank shall have notified the Company of the election of the Bank to take any action specified in Section 7.02 of this Agreement, the Maximum Availability shall be automatically reduced to zero (0) dollars without any action on the part of or the giving of any additional notice to the Company by the Bank.

          Section 2.02. Term Loan I. Provided that all of the conditions of lending stated in Section 6.0 1(a) and (b) of this Agreement have been fulfilled on the Closing Date, and subject to and in accordance with the terms of this Agreement, and in reliance upon the representations, warranties, covenants, and agreements of the Company made in this Agreement and the other Loan Documents, the Bank will make a term loan ( `Term Loan I") to the Company on the Closing Date on the following terms and subject to the following conditions:

         (a) Amount. The principal amount of Term Loan I shall be the sum of $2,500,000.00.

         (b)Term Note I. The obligation of the Company to repay Term Loan I shall be evidenced by a promissory note in form and substance acceptable to the Bank (as the same may hereafter be amended, extended, renewed, replaced and/or restated from time to time and at any time, "Term Note I"). The principal of Term Loan I shall be repayable in equal monthly installments in the amount of $34,722.22 on the first day of each successive calendar month, beginning February 1, 2001, and continuing on the first day of each calendar month thereafter until the Term Loan Maturity Date, on which date the entire unpaid principal balance of Term Loan I shall be due and payable together with all accrued and unpaid interest.

         The principal of Term Loan I may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of Ten Thousand Dollars ($10,000.00), and provided further that all partial prepayments shall be applied to the scheduled installments of principal in the inverse order of their maturities.

         (c) Interest on Term Loan I. The unpaid principal balance from time to time of Term Loan I and the Term Note I shall bear interest from the Closing Date until the Term Loan Maturity Date at a rate per annum equal to the Prime-based Rate. After the Term Loan Maturity Date, interest on the unpaid principal balance of Term Loan I and Term Note I will accrue at the Prime-based Rate plus three percent (3%) per annum. Prior to the Term Loan Maturity Date, interest which accrues on Term Loan I and Term Note I shall be due and payable on the first day of each successive calendar month, beginning on February 1,2001. After the Term Loan Maturity Date, interest which accrues on Term Loan I and Term Note I shall be payable as accrued and without demand.

     (d) Use of Proceeds of Term Loan I. The proceeds of Term Loan I shall be used in their entirety to finance the Acquisition.

         Section 2.03. Term Loan II. Provided that all of the conditions of lending stated in Sections 6.01(a) and (b) of this Agreement have been fulfilled on the Closing Date, and subject to and in accordance with the terms of this Agreement, and in reliance upon the representations, warranties, covenants, and agreements of the Company made in this Agreement and the other Loan Documents, the Bank will make a term loan ("Term Loan II") to the Company on the Closing Date on the following terms and subject to the following conditions:

     (a) Amount. The principal amount of Term Loan II shall be the sum of $500,000.00.

     (b) Term Note II. The obligation of the Company to repay Term Loan II shall be evidenced by a promissory note in form and substance acceptable to the Bank (as the same may hereafter be amended, extended, renewed, replaced and/or restated from time to time and at any time, "Term Note II"). The principal of Term Loan II shall be repayable in equal monthly installments in the amount of $2,777.78 on the first day of each successive calendar month, beginning February 1, 2001, and continuing on the first day of each calendar month thereafter until the Term Loan Maturity Date, on which date the entire unpaid principal balance of Term Loan II shall be due and payable together with all accrued and unpaid interest.

     The principal of Term Loan II may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of Ten Thousand Dollars ($10,000.00), and provided further that all partial prepayments shall be applied to the scheduled installments of principal in the inverse order of their maturities.

     (c) Interest on Term Loan II. The unpaid principal balance from time to time of Term Loan II and the Term Note II shall bear interest from the Closing Date until the Term Loan Maturity Date at a rate per annum equal to the Prime-based Rate, and after the Term Loan Maturity Date, at the Prime-based Rate plus three percent (3%) per annum. Prior to the Term Loan Maturity Date, interest which accrues on Term Loan II and Term Note II shall be due and payable on the first day of each successive calendar month, beginning on February 1, 2001. After the Term Loan Maturity Date, interest which accrues on Term Loan II and Term Note II shall be payable as accrued and without demand.

     (d) Use of Proceeds of Term Loan II. The proceeds of Term Loan II shall be used in their entirety to finance the Acquisition.

         Section 2.04. Equipment Loan. Provided that all of the conditions of lending stated in Section 6.0 1(a) and (b) of this Agreement have been fulfilled, and subject to and in accordance with the terms of this Agreement, and in reliance upon the representations, warranties, covenants and agreements of the Company made in this Agreement and the other Loan Documents, the Bank will make the Equipment Loan described in this Section 2.04.

         (a) The Commitment -- Use of Proceeds. The Bank agrees, subject to the terms and conditions of this Agreement, to make Advances to the Company (the "Equipment Loan") from time to time from and after the Closing Date until November 30, 2001 (the "Conversion Date"), in an amount not exceeding in the aggregate the sum of Two Hundred Thousand Dollars ($200,000.00). Proceeds of the Equipment Loan may be used by the Company only to finance up to 90% of the purchase price of equipment purchased by the Company.

         (b) Method of Borrowing. The obligation of the Company to repay the Equipment Loan shall be evidenced by a promissory note executed by the Company to the Bank in form and substance acceptable to the Bank (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "Equipment Note"). So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Conversion Date, the Company may borrow under the Equipment Note on any Banking Day, provided that the Company shall not be entitled to receive and the Bank shall not be obligated to make any Advance: (i) at any time an Event of Default or an Unmatured Event of Default has occurred or is continuing; (ii) if the amount of such Advance would exceed 90% of the purchase price of the equipment to be financed with such Advance; or (iii) if after making such Advance aggregate amount of all Advances under the Equipment Loan would exceed $200.000.00. Whenever the Company desires the Bank to make an Advance of the Equipment Loan, the Company shall give the Bank telecopy or telephonic notice not later than 10:00 A.M., Indianapolis time, on the date the Advance is to be made, which notice shall specify the amount and the date of the requested Advance. The Company shall be entitled to request no more than one Advance of the Equipment Loan to be made on any Banking Day. Each Advance requested under the Equipment Loan shall be conditioned upon receipt by the Bank from the Company of an Application for Advance, accompanied in each case by a copy of the invoice, purchase agreement, or other evidence satisfactory to the Bank of the purchase price of the equipment the Company proposes to finance with such Advance. Each Advance shall be made on a Banking Day. All borrowings shall be in amounts of not less than Five Thousand Dollars ($5,000.00). Upon receipt of an Application for Advance, and upon compliance with any other conditions of lending stated in Section 6.01 of this Agreement, the Bank shall disburse the amount of the requested Advance to the Company on the date designated for the Advance. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed prima facie to be correct as to such matters.

         (c) Interest on the Equipment Loan. The principal amount of the Equipment Loan outstanding from time to time shall bear interest until maturity of the Equipment Note at a rate per annum equal to the Prime-based Rate. After the Maturity Date and until paid in full, the Equipment Loan shall bear interest at a per annum rate equal to the Prime-based Rate plus three percent (3.0%) per annum. Each change in the rate of interest to be charged on any Advance shall become effective on the date of each change in the Prime Rate. Accrued interest shall be due and payable monthly on the first day of each successive calendar month, beginning [January] 1, 2001, until the Maturity Date. On the Maturity Date, the entire unpaid principal balance of the Equipment Loan and Equipment Note and all unpaid, accrued interest thereon, shall be due and payable in full without demand. After the Maturity Date, interest shall be payable as accrued and without demand.

         (d) Repayment of Equipment Loan. The principal of the Equipment Loan shall be repayable in equal monthly installments in an amount equal to one eighty-fourth (1/84th) of the principal amount of the Equipment Loan outstanding on the Conversion Date, on the first day of each successive calendar month, beginning December 1, 2001, and continuing on the first day of each calendar month thereafter until the Equipment Loan Maturity Date, on which date the entire unpaid principal balance of Equipment Loan shall be due and payable together with all accrued and unpaid interest.

     The principal of Equipment Loan may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of Ten Thousand Dollars ($10,000.00), and provided further that all partial prepayments shall be applied to the scheduled installments of principal in the inverse order of their maturities.

     Section 2.05. Provisions Applicable to All Obligations. The following provisions shall be applicable to all of the Obligations:

         (a) Calculation of Interest. Interest on all Obligations shall be calculated on the basis of actual days elapsed and that an entire year's interest is earned in three hundred sixty (360) days.

         (b) Manner of Payment -- Application. All payments of principal and interest on each of the Loans shall be payable at the principal office of the Bank in Indianapolis, Indiana. in funds available for the Bank's immediate use in that city and for the Bank's account addressed as follows:

                                    Bank One, Indiana, National Association
                                    ABA #074000010
                                    Attn: Commercial Loan Note Servicing
                                    Re: USRR Acquisition Corp.
                                    Account No.

No payment will be considered to have been made until received in such funds. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided however, upon delinquency or other default, the Bank reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at their discretion, as determined by the Bank. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as the Bank may from time to time determine in its sole discretion.

         (c) Automatic Debit. The Bank may without further authority debit when due all payments of principal and interest or any other Obligations due and payable by the Company under the terms of this Agreement or any other Loan Document to any deposit account maintained with the Bank by the Company.

         (d) Unconditional Obligations and No Deductions. The Company's obligation to make all payments provided for in this Agreement and the Notes shall be unconditional. Each such payment shall be made without relief from valuation and appraisement laws and without deduction for any claim, defense or offset of any type, including without limitation any withholdings and other deductions on account of income or other taxes and regardless of whether any claims, defenses or offsets of any type exist.

         (e) Payment on Non-Banking Days. Whenever any payment to be made under this Agreement or the Notes shall be stated to be due on a day other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of payment of fees, if any, and interest under this Agreement or the Notes.

         (f) Additional Amounts Payable. If any change or the enactment, adoption or judicial or administrative interpretation of any law, regulation, treaty, guideline or directive (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) either (a) subject the Bank to any additional tax, duty, charge, deduction or withholding with respect to any of the Loans (other than a tax measure by the net or gross income of the Bank), or (b) imposes or increases any reserve, special deposit or similar requirement on account of any of the Loans not otherwise provided in this Agreement or (c) imposes increased minimum capital requirements on the Bank on account of its issuing or maintaining any of the Loans; and if any of the foregoing (i) results in any increase to the Bank in the cost of issuing or maintaining any of the Loans, or making any payment on account of any of the Loans, (ii) reduces the amount of any payment receivable by the Bank under this Agreement with respect to any of the Loans, (iii) requires the Bank to make any payment calculated by reference to the gross amount of any sum received or paid by the Bank pursuant to any of the Loans, or (iv) reduces the rate of return on the Bank's capital to a level below that which the Bank could otherwise have achieved (taking into consideration the Bank's policies with respect to capital adequacy), then the Company shall pay to the Bank, as additional compensation for the Loans, such amounts as will compensate the Bank for such increased costs, payments or reductions. Within twenty (20) days after (A) the initial demand therefor and (b) presentation by the Bank of a certificate to the Company containing a statement of the cause of such increased costs, payments or reductions and a calculation of the amounts thereof (which statement and calculation shall be presumed prima facie to be correct), the Company shall pay the additional amount payable measured from the date such change, enactment, adoption or interpretation first affects the Bank.

                                   ARTICLE III

                         Representations and Warranties


     Section 3.01. Representations and Warranties. To induce the Bank to make the Loans, the Company represents and warrants to the Bank that, after giving effect to the Acquisition:

     (a) Existence and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Indiana. The Company is qualified to do business in the State of Mississippi and in every other jurisdiction in which: (i) the nature of the business conducted by it or the character or location of properties owned or leased by it, or the residences or activities of its employees, make such qualification necessary; and (ii) failure so to qualify might have a Materially Adverse Effect. No jurisdiction in which the Company is not qualified to do business has asserted that the Company is required to be qualified therein. The principal office and chief executive office of the Company is located at 2000 Rubberway Road, Vicksburg, Mississippi 39182. The Company has no Subsidiaries. The Company does not conduct any material operations or keep any material amounts of property at any location other than the locations specified in the Security Agreement. The Company has not done business under any name other than its present corporate name.

     (b) Authorization/No Conflict. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of all of the other Loan Documents and the Acquisition Documents and the performance by the Company of its obligations under this Agreement and all of the other Loan Documents and the Acquisition Documents are within the powers of the Company, have been duly authorized by all necessary action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the Articles of Incorporation or By-Laws of the Company or of any agreement binding upon the Company.

     (c) Validity and Binding Nature. This Agreement, all of the other Loan Documents, and the Acquisition Documents to which the Company is a party are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

     (d) Financial Statements and Financial Information. The Company has delivered or caused to be delivered to the Bank the company-prepared Financial Statements of 0CC as of November 30, 2000, which Financial Statements have been prepared in accordance with GAAP. Such Financial Statements present fairly the financial position of 0CC as of the date thereof and the results of its operations for the periods covered, and since the date of the most current Financial Statements provided to the Bank there has been no materially adverse change in the financial position of 0CC.

     (e) Litigation and Contingent Liabilities. No litigation, arbitration proceedings or governmental proceedings are pending or to the best of the Company's knowledge threatened against the Company, 0CC, or OCP which would, if adversely determined, have a Materially Adverse Effect. The Company has no material, contingent liabilities other than those identified on Schedule 3.01(e) to this Agreement. OCP has no material liabilities, except for its obligations under the Provident Loan Agreement. 0CC has no material, contingent liabilities not provided for or disclosed in the Financial Statements referred to in Section
3.0 1(d), above.

     (f) Liens. None of the assets of the Company or OCP are or will be subject to any Lien (including without limitation any seller or vendor's lien or right of reclamation), except for Liens described in Sections 5.02(b)(1) through (7) of this Agreement, and, with respect to OCP, the Lien of the Provident Pledge Agreement.

     (g) Employee Benefit Plans. Each Plan maintained by the Company is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and the Company has filed all reports and returns required to be filed by ERLSA, the Code and such rules and regulations. To the knowledge of the Company, no Plan maintained by the Company and no trust created under any such Plan has incurred any "accumulated funding deficiency" within the meaning of Section 41 2(c)( 1) of the the Code, and the present value of all benefits vested under each Plan did not exceed, as of the last valuation date, the value of the assets of the respective Plans allocable to such vested The Company has no knowledge that any "reportable event" as defined in ERISA has with respect to any Plan of the Company.

     (h) Payment of Taxes. The Company, OCP, and 0CC have filed all federal, state and local tax returns and tax related reports which any of them is required to file by' any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established. Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

     (i) Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (j) Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the assets of the Company consists of margin stock, within the contemplation of Regulation U, as amended.

     (k) Hazardous Substances. Except as disclosed on Schedule 3.0 1(k), to the best knowledge of the Company after due inquiry and investigation, (i) no premises owned or occupied by or under lease to the Company have ever been used, and as of the date of this Agreement, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances except in compliance with Environmental Laws, and (ii) no Hazardous Substances have been released on any such premises in violation of any Environmental Law, nor is there any threat of release of any Hazardous Substances in violation of any Environmental Laws on any such premises.

     (1) Subsidiaries/Parent. The Company has no Subsidiaries. OCP is the sole stockholder of the Company. 0CC is the general partner of OCP.

     (m) Real Estate. The Company does not own or lease any real property other than the Real Estate identified in the Mortgage.

     (n) Acquisition Documents. Schedule 3.01(n) attached to this Agreement is an accurate and complete list of the Acquisition Documents.

                                   ARTICLE IV

                            Security for Obligations

     Section 4.01. Collateral for the Obligations. Until paid in full, the Obligations will be secured by the following:

         (a) Security Agreement. The Obligations shall be secured by a valid and enforceable first priority security interest and Lien in and to all personal property of the Company, tangible and intangible, now owned and existing or hereafter acquired or arising, including, without limitation, all equipment, inventory, accounts receivable, investment property and general intangibles and all proceeds and products thereof (collectively, the "Collateral"), which security interest shall be granted to the Bank by the Security Agreement, subject only to Liens and security interests described in the exceptions enumerated in subsections 5.02(b)(1) through (7) of this Agreement. In the event the Company owns or acquires tangible or intangible personal property that the Bank deems is or may not be covered as Collateral by the Security Agreement or in which the Bank deems its security interest is or may not be perfected, the Company covenants and agrees promptly, upon the request of the Bank, to execute such other security instruments and documents and take such other actions as the Bank may require to grant to the Bank a perfected security interest therein, all of which security instruments and documents shall be in form and substance satisfactory to the Bank and its counsel in all respects.

         (b) Company Real Estate. The Obligations shall be secured by security interests and liens on all real estate and improvements, including all fixtures, equipment, furnishings, systems, and related property located thereon (collectively, the "Real Estate") now owned or hereafter acquired and owned by the Company, including all proceeds thereof, pursuant to the Mortgage and pursuant to such other real estate mortgages or deeds of trust as the Bank may require, all in form and substance satisfactory to the Bank in all respects duly' executed. acknowledged and delivered to the Bank in recordable form. The Company further covenants and agrees to provide to the Bank for Real Estate acquired after the Closing Date at the Company's expense: (i) evidence satisfactory to the Bank (including at the Bank's request a loan policy of title insurance in favor of the Bank) showing that such Real Estate is owned in fee simple by the Company free and clear of all liens, encumbrances and exceptions which are not acceptable to the Bank; and (ii) a Phase I environmental assessment (and where reasonably deemed appropriate by the Bank based upon information disclosed in such assessment, a Phase LI environmental assessment) prepared in favor of the Bank by a registered engineer or environmental consultant acceptable to the Bank confirming there are no material environmental problems associated with such Real Estate.


                                    ARTICLE V

                                 Affirmative and
                          Negative Covenants of Company

         Section 5.01. Affirmative Covenants of the Company. Unless otherwise agreed by the Bank in a prior written document, until all Obligations of the Company terminate or are paid and satisfied in full, and for so long as the Company' is entitled to receive any Advance, the Company shall strictly observe each of the following covenants:

     (a) Existence. The Company shall preserve and maintain its corporate existence and the right to do business in Indiana, Mississippi, and in such other states where the failure to quality' and maintain qualification could have a Materially Adverse Effect.

     (b) Reports.  Certificates and Other Information. The Company shall furnish
to  the  Bank  the  following  Financial  Statements,   certificates  and  other
information, in form satisfactory to the Bank:

          (1) Annual Statements. As soon as available and in any event within one hundred and twenty (120) days after the close of each fiscal year of the Company and of OCP, annual audited Financial Statements for the Company and OCP, audited by the Company's Auditors, showing the financial condition and results of operations of the Company and OCP as at the close of such fiscal year and for such fiscal year, all prepared in accordance with GAAP, accompanied by an opinion of the Company's Auditors, which opinion shall be without qualification and shall state that such audited Financial Statements present fairly the financial position of the Company or OCP as of the date of such Financial Statements and the results of its operations and changes in its financial position for the period covered thereby, and that their examination in connection with such Financial Statements has been made in accordance with GAAP.

          (2) Interim Monthly Statements. As soon as available and in any event within thirty (30) days after the end of each calendar month ending after the Closing Date, unaudited consolidated Financial Statements for the Company showing its financial condition and results of operations as at, and for such calendar month and year-to-date, all in reasonable detail, and certified to the Bank by an Authorized Officer. Such Financial Statements shall be provided with comparable prior year-to-date Financial Statements as at the end of the same calendar month of the prior year (beginning in fiscal year 2002).

          (3) Annual and Monthly Officer's Certificates. Contemporaneously with the furnishing of each set of Financial Statements of the Company provided for in Sections 5.01(b)(l) and (2), above, an Officer's Certificate.

          (4) Orders. Prompt notice of any orders in any material proceedings to which the Company is a party, issued by any court or regulatory agency, federal or state, and if the Bank should so request, a copy of any such order.

          (5) Notice of Default or Litigation. Immediately upon learning of the occurrence of an Event of Default or Unmatured Event of Default, or the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to the Company or the occurrence of any event which could have a Materially Adverse Effect, written notice thereof describing the same and the steps being taken with respect thereto.

          (6) Accounts Receivable Reports. Within thirty (30) days after the end of each calendar month ending after the Closing Date, a certified report of the accounts receivable of the Company as of the end of such month, with agings for the accounts receivable and with such report otherwise to be in such form and provide such detail as may be reasonably satisfactory to the Bank.

          (7) Monthly Borrowing Base Certificates and Compliance Certificates. Within thirty (30) days after the last Banking Day of the last calendar week of each calendar month, and at the time of each Application for Advance if at such time more than thirty (30) days has elapsed since the Company submitted a Borrowing Base Certificate: (i) a completed Borrowing Base Certificate, certified to the Bank by an Authorized Officer, setting forth a computation of the Borrowing Base as of the last day of the period covered thereby and, if the Bank so requests, specifying the locations of the all Eligible Inventory listed thereon; and (ii) a certificate, signed by an Authorized Officer, certifying compliance by the Company with the financial covenants set forth in Section 5.0 1(g) of this Agreement, and providing a detailed calculation of each of such covenants as of the date of such certificate.

          (8) 0CC Tax Returns. Within fifteen (15) days of the filing thereof, copies of each federal tax return of 0CC.

          (9) SerVaas Inventory Reports. At the same time such reports are provided to SerVaas, Inc., copies of all sales reports and Certificates of Consigned Goods Status given to SerVaas, Inc. pursuant to the SerVaas Inventory Agreement.

          (10) Other Information. From time to time such other information, data and documents concerning the Company, OCP or 0CC as the Bank may reasonably request.

     (c) Books, Records and Inspections. The Company shall maintain complete and accurate books and records, and permit access thereto by the Bank for purposes of inspection, copying and audit, and the Company shall permit the Bank to inspect its properties and operations at all reasonable times and upon reasonable notice.

     (d) Maintenance of Property: Insurance. Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its material property (including without limitation its material tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and as otherwise may be required by law or by any of the Loan Document; and furnish to the Bank, upon written request, full information as to the insurance carried.

     (e) Taxes and Liabilities. The Company shall pay when due all taxes, license fees, assessments and other liabilities except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

     (f) Compliance with Legal and Regulatory Requirements. The Company shall maintain material compliance with the applicable provisions of all federal, state and local statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

     (g) Financial Covenants. The Company shall observe each of the following financial covenants:

          (1)  Minimum  Tanaible  Capital  Base.  The Company  shall  maintain a
     Tangible Capital Base (A) of not less than $1,450,000 as of the Closing Date through and including December 30, 2001, (B) of not less than $1,900,000 as of December 31, 2001, through and including December 30, 2002, (C) of not less than $2,450,000 as of December 31, 2002, through and including December 30, 2003, and (D) of not less than $2,950,000 as of December 31, 2003 and thereafter.

          (2) Fixed Charge Coverage Ratio. The Company shall have a Fixed Charge Coverage Ratio of 1.1 to 1 (A) as of the close of each fiscal quarter of the Company ending after the December 31, 2000 and prior to December 31, 2001, for the period all such fiscal quarters ending on such close, and (B) as of the close of each fiscal quarter ending on or after December 31, 2001, for the period of the four consecutive fiscal quarters which end on such close.

          (3) Ratio of Total Funded Debt to EBITDA. (A) As of the close of each fiscal quarter of the Company ending after December 31, 2000 and prior to December 31, 2001, and for the period of all such fiscal quarters which end on such close, the Company shall have a Ratio of Total Funded Debt to EBITDA of not greater than 3.75 to 1.0; (B) as of the close of each fiscal quarter of the Company ending on or after December 31, 2001, and prior to December 31, 2002, and for the period of the four consecutive fiscal quarters which end on such close, the Company shall have a Ratio of Total Funded Debt to EBITDA of not greater than 3.50 to 1.0; and (C) as of the close of each fiscal quarter of the Company ending on or after December 31, 2002, and for the period of the four consecutive fiscal quarters which end on such close, the Company shall have a Ratio of Total Funded Debt to EBITDA of not greater than 3.00 to 1.0.

     (h) Primary Banking Relationship. The Company and each of its Subsidiaries shall maintain its primary concentration and deposit accounts with the Bank.

     (i) Employee Benefit Plans. The Company shall maintain any Plan in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities pursuant thereto and shall file all reports required to be filed pursuant to ERISA. the Code, and such rules and regulations.

     (j) Hazardous Substances. If the Company should commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those (if any) noted in Schedule 5.010) attached to this Agreement, the Company shall immediately notify the Bank of the commencement of such activity with respect to each such Hazardous Substance. The Company shall cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Company in reportable quantities to be accounted for and disposed of in compliance with all Environmental Laws and other applicable federal, state and local laws and regulations. The Company shall notify the Bank immediately upon obtaining knowledge that:

          (1) any premises which have at any time been owned or occupied by or have been under lease to the Company are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of Hazardous Substances located on such premises, or

          (2) the Company has been named or is threatened to be named as a party responsible for the possible contamination of any real property or groundwater with Hazardous Substances, including, but not limited to the contamination of past and present waste disposal sites.

     If the Company is notified of any event described in Sections 5.01(j)(l) or
(2) above, the Company shall immediately engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Company with respect thereto, and the Bank shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Company, and Company shall immediately establish reserves in the amount of the potential financial liability of the Company identified by such environmental consultants or engineers. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section shall be subject to the approval of the Bank, which approval shall not be unreasonably withheld or delayed.

     (k) Leases. The Company shall maintain in full force and effect, without any defaults by the Company thereunder, all leases of Real Estate upon which any of its respective facilities are located, and shall immediately notify the Bank in writing of any notice of default or other notice or event which may adversely affect continued occupancy and other rights under any of such leases by the Company. The Company shall cause the interests of any lessees of the Company's Real Estate to be subordinated to the Liens of the Bank under subordination agreements in form and substance satisfactory to the Bank.

     (1) Name Change. Not later than fifteen (15) days following the Closing Date, the Company shall provide to the Bank evidence satisfactory to the Bank that it has amended its Articles of Incorporation and its Mississippi certificate of authority to reflect the change of its name to "U.S. Rubber Reclaiming, Inc.".

     (n) Title Insurance. Not later than ninety (90) days following the Clositig Date, the Company shall cause to be issued to the Bank an endorsement of the title policy provided pursuant to Section 6.0 1(B)(9) deleting the exception for matters that would be disclosed by a current survey.

     (m) Mississippi Business Finance Corporation. Not later than thirty (30) days following the Closing Date, the Company shall deliver to the Bank evidence satisfactory to the Bank that all Liens of the Mississippi Business Finance Corporation against the Company's property have been released of record.

     Section 5.02. Negative Covenants of the Company. Unless otherwise agreed by the Bank in a prior written document, until all Obligations of the Company terminate or are paid and satisfied in full, and so long as the Company is entitled to receive any Advance, the Company shall strictly observe each of the following covenants:

     (a) Restricted Payments. Without the prior written consent of the Bank, the Company shall not purchase or redeem any shares of the capital stock of the Company, or declare or pay any dividends thereon. The Company shall not make any other distributions to shareholders as shareholders, or set aside any funds for any such purpose, or prepay, purchase or redeem any Subordinated Debt of the Company.

     (b) Liens. The Company shall not, without the prior written consent of Bank, create or permit to exist any Lien with respect to any property or assets now owned or hereafter acquired by it, including, without limitation any of its rights, title and interests in and to any real estate, whether leased or owned, except:

          (1) Liens in favor of the Bank created pursuant to the requirements of this Agreement, or otherwise;

          (2) any Lien or deposit with any governmental agency required or permitted to qualify the Company to conduct business or exercise any privilege, franchise or license, or to maintain self-insurance or to obtain the benefits of or secure obligations under any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

          (3) any mechanic's, worker's, repairmen's, carrier's, warehousemen's or other like Liens arising in the ordinary course of business for amounts not yet due and for the payment of which adequate reserves have been established, or deposits made to obtain the release of such Liens;

          (4) easements, licenses, minor irregularities in title or minor encumbrances on or over any real property which do not, in the judgment of the Bank, materially detract from the value of such property or its marketability or its usefulness in the business of the Company;

          (5) Liens for taxes and governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

          (6) Liens created by or resulting from any litigation or legal proceeding which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established; and

          (7) those specific Liens now existing (if any) described on Schedule 5.02(b)(7) attached to this Agreement.

     (c) Guaranties. The Company shall not be a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other Person, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise, except for:

          (1) guaranties in favor of the Bank; and

          (2) guaranties by endorsement of instruments for deposit made in the ordinary course of business.

     (d) Loans or Advances. The Company shall not, without the prior written consent of Bank, make or permit to exist any loans, advances or extensions of credit by it to any other Person, except for:

          (1) extensions of credit or credit accommodations to customers or vendors made in the ordinary course of its business;

          (2) reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on its behalf in the course of discharging their assigned duties; and

          (3) the specific existing items listed on Schedule 5.02(d)(3) attached to this Agreement.

     (e) Mergers, Consolidations, Sales, Acquisition or Formation of Subsidiaries. Except for the Acquisition, the Company shall not (i) be a party to any consolidation or to any merger or purchase the capital stock of or otherwise acquire any equity interest in any other business entity, (ii) acquire any material part of the assets of any other business entity, except in the ordinary course of business, or (iii) sell, transfer, convey or lease all or any material part of its assets, except in the ordinary course of business. The Company shall not cause to be created or otherwise acquire any Subsidiary without the prior written consent of the Bank.

     (f) Margin Stock. The Company shall not use or cause or permit the proceeds of the Loans to be used, either directly or indirectly, for the purpose. whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

     (g) Other Agreements. The Company shall not enter into any agreement containing any provision which would be violated or breached in material respect by the performance of its obligations under this Agreement or under any other Loan Document. The Company shall not amend or modify or agree to any amendment or modification of the SerVaas Note or the SerVaas Inventory Agreement without the express written consent of the Bank.

     (h) Judgments. The Company shall not permit any uninsured judgment or monetary penalty rendered against it in any judicial or administrative proceeding to remain unsatisfied for a period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

     (i) Change  Name/Location  of Principal  Office.  Except as contemplated by
Section 5.0 1(1), the Company shall not change its legal name, the jurisdiction of its organization, or the location of its principal office unless it gives not fewer than sixty (60) days~ prior written notice of such change to the Bank.

     (j) Hazardous Substances. The Company shall not allow or permit to continue the release or threatened release of any Hazardous Substance in violation of any Environmental Laws on any premises owned or occupied by or under lease to it.

     (k) Debt. The Company shall not, without the prior written consent of Bank, incur nor permit to exist any Debt except (i) to the Bank, (ii) the Debt obligations identified on Schedule 5.02(k) attached to this Agreement, and (iii) Subordinated Debt.

     (l) Negative Pledge Limitation. The Company shall not enter into any agreement with any person, other than the Bank, which prohibits or limits its ability to create, incur, assume, or suffer to exist in favor of the Bank any Lien upon any of its assets, rights, revenues, or property, real, personal, or mixed, tangible or intangible, whether now owned or hereafter acquired.

     (m) Accounting Policies/Change of Business. The Company shall not: (1) change its fiscal year or any of its significant accounting policies except to the extent necessary to comply with GAAP; and (2) make any material change in the nature of its business as carried on as of the Closing Date (after giving effect to the Acquisition).

     (n) Management Fees. The Company shall not pay, nor enter into any contract or other commitment which obligates it to pay any management fees, consulting fees, administrative service fees or any other similar fee or charge to any Person, including OCP, 0CC or any other Affiliate of the Company, except with the prior written consent of the Bank. The Bank hereby consents to the payment of the management fees provided for in that certain Management Agreement dated December 29, 2000, between the Company and 0CC; however, the Company shall not pay any management fee thereunder at any time a Default or Event of Default has occurred and is continuing, or would occur as a result of the payment of such management fees.

     (o) Limitation on Compensation. The Company shall not pay or become obligated to pay any compensation, including salaries, bonuses or fees of any kind, to: (i) OCP; or (ii) any officer, director, employee or insider (as that term is defined in the United States Bankruptcy Code) of the Company who is also an officer, director or employee of 0CC, OCP or of any of its Subsidiaries or Affiliates; or (iii) to any Person as compensation for employment services or consulting or administrative services not performed at the Vicksburg, Mississippi offices and facilities of the Company.

     (p) Prohibited Use of Loans. No portion of any Advance or any Loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, which are underwritten by BOC during the underwriting period and for the thirty
(30) days thereafter, or shall be used for any purpose not expressly permitted under Article II of this Agreement.


                                   ARTICLE VI

                               Lending Conditions

         Section 6.01. Conditions of Lending. The obligation of the Bank to make any Advance of the Revolving Loan or the Equipment Loan or to advance the proceeds of Term Loan I or Term Loan II shall be subject to fulfillment of each of the following conditions precedent:

         (a) No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the representations and warranties of the Company contained in Section 3.01 of this Agreement shall be true and correct as of the date of this Agreement and as of the date of each Advance, except that after the date of this Agreement all representations will be construed to have been amended to conform with any changes of which the Bank shall previously have been given notice in writing by the Company.

         (b) Documents and other Items to be Furnished at Closing. The Bank shall have received contemporaneously with the execution of this Agreement, the following, each duly executed by the parties or intended signatories thereto, currently dated (as applicable) and in form and substance satisfactory to the
Bank:

          (1) The Notes, the Security Agreement, the Mortgage, the Capital Contribution Agreement, the SerVaas Subordination Agreement, and the Intercreditor Agreement.

          (2) A copy of the Written Consent Resolutions of the Board of Directors of the Company authorizing the execution and delivery, on behalf of the Company, of this Agreement and the other Loan Documents provided for in this Agreement to which the Company is a party, certified by the Secretary of the Company.

          (3) A certificate of the Secretary of the Company certifying the names of the officer or officers authorized to sign this Agreement and the other Loan Documents provided for in this Agreement to which the Company is a party, for and on behalf of the Company.

          (4) A copy of the Written Consent Resolutions of the general partner of OCP authorizing the execution and delivery, on behalf of OCP of the Capital Contribution Agreement, certified by the Managing Member of the general partner of OCP.

          (5) A certificate of the Managing Member of the general partner of OCP certifying the names of the officer authorized to sign the Loan Documents to be executed by OCP, for and on behalf of OCP.

          (6) Certificates of Existence for the Company and 0CC and a Certificate of Authorization for OCP issued by the Indiana Secretary of State.

          (7) Copies of (i) the Articles of Incorporation of the Company and Articles of Organization of 0CC, each certified by the Indiana Secretary of State, (ii) the Certificate of Limited Partnership of OCP certified by the Delaware Secretary of State, (iii) the current By-Laws for the Company, certified by its Secretary, and (iv) the current Operating Agreement of 0CC, the current Limited Partnership Agreement of OCP, and the Confidential Offering Memorandum for the Obsidian Capital Partners, L.P. Private Placement of $10 Million Equity Fund, each certified by the Managing Member of 0CC.

          (8) A certificate of authority to transact business as a foreign corporation for the Company, issued by the Mississippi Secretary of State.

          (9) With respect to the Real Estate subject to the Mortgage, the Company shall have provided to the Bank, at the Company's expense,

               (i) a  mortgagee's  title  insurance  policy  in  the  amount  of
          $1,150,000.00 on the American Land Title Association form of mortgagee's title policy (1992 Revision), subject to the ALTA form of Comprehensive Endorsement, and an ALTA form 3.0 or 3.1 zoning endorsement. The coverage provided by the title insurance policy shall not be subject to the standard exceptions as to rights of parties in possession, easements not shown by the public records and mechanic's liens not shown by the public records, and otherwise the coverage shall be subject to no exceptions other than (A) easements and use restrictions and encroachments disclosed by survey which do not materially and adversely affect the value or marketability of the Real Estate or the usefulness of the Real Estate in the operations of the Company, and (B) Liens described in Section 5.02(b) (1) through (7).

               (ii) an  appraisal  report  addressed  to the  Bank  prepared  in compliance with the regulations of the Office of the Comptroller of the Currency with respect to appraisal practice applicable to
          "federally related transactions" adopted pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 showing that the Real Estate has a value of not less than $1,000,000.00, which shall be prepared in response to an engagement letter to be issued by the Bank;

               (iii) the report or reports of a registered engineer or environmental consultant acceptable to the Bank, confirming that there are no material environmental problems associated with such Real Estate, which shall be in form satisfactory to the Bank and shall include, at a minimum: A) a statement of the results of an examination of all relevant documents and records concerning ownership and use of the Real Estate; B) a statement of the results of an inspection of the Real Estate, which inspection shall have included the use of such equipment as is customarily used by engineers and environmental consultants in connection with the preparation of "Phase I" environmental reports to detect traces of buried Hazardous Substances and underground storage tanks and drums and which inspection shall have been made for the purpose of determining whether all or any part of the Real Estate is being used or has been used to store or dispose of any Hazardous Substances in quantities which are or could be detrimental to the Real Estate, human health or the environment or in violation of any laws or regulations, state or federal, whether the Real Estate is or has been affected by any Hazardous Substances and whether the Real Estate contains or has contained any underground storage tanks or asbestos of any kind, and a statement of the recommendations of the reporting engineer or consultant as to such further investigation or tests, if any, as may be necessary to resolve such issues; C) confirmation that the Real Estate is not listed as a known hazardous waste site on any environmental reporting list maintained by any governmental agency having jurisdiction as to environmental matters over the Real Estate, and D) a statement of the professional qualifications of the engineer or consultant who prepared such report. The Company shall also furnish to the Bank the supplemental report of the reporting engineer or consultant as to the results of such further tests and investigations as may have been recommended in the initial report;

               (iv) a Minimum Standards Detail Land Title Survey together with a Minimum Standards Detail Certificate prepared by a registered land surveyor or engineer dated within thirty (30) days preceding closing, which survey shall locate all recorded easements with recording information and contain a statement as to whether or not the Real Estate is in a flood plain; and

               (v) a completed Flood Hazard Determination Form from a registered land surveyor or engineer pursuant to the requirements of the Office of the Comptroller of the Currency and the Federal Emergency Management Agency.

          (10) Uniform Commercial Code financing statements in such form and for filing in such jurisdictions as the Bank may request from the Company, duly signed by the Company.

          (11) A Borrowing Base Certificate, an Application for Advance for each Advance to be made under the Revolving Loan and the Equipment Loan on the Closing Date, and an Officer's Certificate.

          (12) An audit of the Collateral, satisfactory in all respects to the Bank.

          (13) Evidence satisfactory to the Bank of the identities of the limited partners of OCP, and that the general partner and limited partners of OCP have made binding commitments to contribute capital to OCP in an aggregate amount not less than $8,100,000.00.

          (14) Evidence satisfactory to the Bank of the consummation of the Acquisition upon terms and conditions that are satisfactory in all respects to the Bank; and copies of the executed Acquisition Documents.

          (15) Payment to the Bank of the commitment fee for the Loans in an aggregate amount of $46,500.00, which fees have been fully earned and shall be non-refundable.

          (16) Payment to the Bank of reimbursement for all costs and expenses incurred by the Bank in the preparation and closing of the Loan Documents and in the making of the Loans, including but not limited to all of its reasonable attorneys' fees.

          (17) An opinion, or opinions, of counsel for the Company, OCP and 0CC (which shall include, but not be limited to, an opinion of the Company's Mississippi counsel) addressed to the Bank in form and substance as may be reasonably acceptable to the Bank and its counsel.

          (18) Such other documents, certificates, agreements and/or information as the Bank may reasonably require.

     (c) Documents to be Furnished at Time of Each Advance. The Bank shall have received the following prior to making any Advance, each duly executed and currently dated, unless waived at the Bank's discretion as provided in Section 2.01(b) of this Agreement:

          (1) An Application for Advance;

          (2) If an Advance under the Revolving Loan, a Borrowing Base Certificate (if the most recent Borrowing Base Certificate provided to the Bank is more than 7 days old):

          (3) An Officer's Certificate; and

          (4) Such other documents as the Bank may reasonably require.


                                   ARTICLE VII

                         Events of Default--Acceleration

     Section 7.01. Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

     (a) Nonpayment of the Loans. Default in the payment when due of any amount payable under the terms of any of the Notes, or otherwise payable to the Bank or any other holder of any of the Notes under the terms of this Agreement.

     (b) Nonpayment of Other Debt. Default by the Company, OCP or 0CC in the payment when due, whether by acceleration or otherwise, of any other Debt for borrowed money, or default in the performance or observance of any obligation or condition with respect to any such other Debt if the effect of such default is to accelerate the maturity of such other Debt or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its scheduled maturity, unless the Company, OCP, or 0CC, as applicable, is contesting the existence of such default in good faith and by appropriate proceedings.

     (c) Other Material Obligations. Subject to the expiration of any applicable grace period, default by the Company, OCP, or 0CC in the payment when due, or in the performance or observance of any material obligation of, or condition agreed to by the Company, OCP, or 0CC with respect to any agreement respecting any material purchase, sale or lease of goods, securities or services except only to the extent that the existence of any such default is being contested in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

     (d) Bankruptcy, Insolvency. etc. The Company, OCP or 0CC admitting in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against the Company, OCP or 0CC; or the Company, OCP, or 0CC applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Company, OCP or 0CC or any property thereof, or the Company, OCP or 0CC making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for the Company, OCP or 0CC or for a substantial part of the property of the Company, OCP or 0CC and not being discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against the Company, OCP or 0CC, and, if involuntary, being consented to or acquiesced in by the Company, OCP or 0CC, as applicable, or remaining for sixty (60) days undismissed.

     (e) Warranties and Representations. Any warranty or representation made by the Company, OCP or 0CC in this Agreement, or any of the other Loan Documents, proving to have been false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company, OCP or 0CC to the Bank proving to have been false or misleading in any material respect when made or delivered.

     (f) Violations of Negative and Financial Covenants. Failure by the Company to comply with or perform any covenant stated in Section 5.0 1(g) or Section
5.02 of this Agreement.

     (g) Change of Control. There shall be a Change of Control of the Company, or a Change of Control of OCP, without the prior written consent of the Bank.

     (h) Noncompliance With Other Provisions of this Agreement. Failure of the Company or OCP to comply with or perform any covenant or other provision of this Agreement or any of the other Loan Documents (including without limitation the Capital Contribution Agreement) or to perform any other Obligation (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 7.01) and continuance of such failure for five (5) days after actual receipt of notice thereof by the Company from the Bank.

     (i) Noncompliance With Other Loan Documents. The occurrence of any "Event of Default" or "Default" (as such terms are defined in any of the Loan Documents other than this Agreement).

     (j) Default on other Bank One 0bligations. The Company, OCP or 0CC shall default in the payment or performance of any Debt to the Bank other than the Obligations.

     (k) Restrictions on Contributions.  (i) OCP shall create or suffer to exist
(A) any restriction or limitation (contractual or otherwise) on the right or ability of OCP to make contributions, loans, advances, or extensions of credit, or otherwise to transfer funds to or for the benefit of the Company, other than the limitations set out in Section 2.04(g) of the OCP's Limited Partnership Agreement dated July 14, 2000, as it exists on the Closing Date; or (B) any Lien on OCP rights, title and interest under any subscription agreement or other agreement between OCP and any third party whereby such third party subscribes to purchase limited partnership interests in OCP, other than the Provident Pledge Agreement; or (ii) the total amount of credit and financial accommodations extended by The Provident Bank to OCP (including all commitments to lend) exceeds at any time the sum of $1,500,000.00.

     Section 7.02. Effect of Event of Default. If any Event of Default described in Section 7.01(d) of this Agreement shall occur, maturity of each of the Loans shall immediately be accelerated and each of the Notes and the Loans evidenced thereby, and all other indebtedness and any other payment Obligations of the Company to the Bank shall become immediately due and payable, and the obligation of the Bank to make any Advance shall immediately terminate, all without notice of any kind. When any other Event of Default has occurred and is continuing, the Bank or any other holder of the Notes may accelerate payment of the Loans and declare the Notes and all other payment Obligations due and payable, whereupon maturity of each of the Loans shall be accelerated and each of the Notes and the Loans evidenced thereby, and all other payment Obligations shall become immediately due and payable and the obligation of the Bank to make any Advance shall immediately terminate, all without notice of any kind. The Bank or such other holder shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. The remedies of the Bank specified in this Agreement or in any other Loan Document shall not be exclusive, and the Bank may avail itself of any other remedies provided by law as well as any equitable remedies available to the Bank.


                                  ARTICLE VIII

                                  Miscellaneous

         Section 8.01.. Waiver -- Amendments. No delay on the part of the Bank, or any holder of any of the Notes in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right. power or remedy. No amendment, modification or waiver of, or consent with respect to any of the provisions of this Agreement or the other Loan Documents or otherwise of the Obligations shall be effective unless such amendment, modification, waiver or consent is in writing and signed by the Bank.

         Section 8.02. Notices. Any notice given under or with respect to this Agreement to the Company or the Bank shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Company or the Bank (or other holder of the Notes) at its address shown below, or at such other address as any such party may, by written notice to the other party to this Agreement, have designated as its address for such purpose. The addresses referred to are as follows:

                The Company:     USRR Acquisition Corp.
                                 2000 Rubberway Road
                                 Vicksburg, MS 39182
                                 Attn: President

               With a copy to:   Obsidian Capital Partners, L.P.
                                 c/o Obsidian Capital Company, LLC
                                 Suite 3680 Bank One Tower
                                 111 Monument Circle
                                 Indianapolis, IN 46204

               The Bank:         Bank One, Indiana, National Association
                                 111 Monument Circle, lNl -0044
                                 Indianapolis, IN 46277
                                 Attn:  Brandt Burdick

         Section 8.03. Costs, Expenses and Taxes. The Company agrees to pay (without duplication), all of the following fees, costs and expenses incurred by the Bank: (i) all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of the Loan Documents and any and all other documents furnished pursuant hereto or in connection herewith, including without limitation the reasonable fees and out-of-pocket expenses of Messrs. Baker & Daniels, special counsel to the Bank, as well as the fees and out-of-pocket expenses of such counsel in connection with the foregoing and the administration of this Agreement, (ii) all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of any amendments or modifications of(or supplements to) any of the foregoing and any and all other documents furnished pursuant thereto or in connection therewith, including without limitation the reasonable fees and out-of-pocket expenses of counsel retained by the Bank relative thereto (or, but not as well as, the reasonable allocated costs of staff counsel), (iii) all UCC and Lien search fees, all title insurance, survey, appraisal, environmental evaluation fees, costs, and expenses, and costs and all fees and taxes payable in connection with the filing or recording of any Loan Documents or financing statements; (iv) all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses of the Bank), if any, in connection with the enforcement of this Agreement and/or any other Loan Documents or other agreement furnished pursuant hereto or thereto or in connection herewith or therewith; and (v) all costs and expenses incurred by the Bank in conducting an independent audit or review by the Bank's internal staff of the books and records of the Company and the collateral provided under the Loan Documents. In addition, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, or any of the other Loan Documents, or the issuance of the Notes, or the making of the Loans, and agrees to save and hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid following the Bank's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at a per annum rate equal to the Prime Rate plus Four Percent (4%) per annum.

         Section 8.04. Severability. If any provision of this Agreement or any other Loan Document is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Agreement or such Loan Document and the remaining provisions shall be enforceable in accordance with their terms.

         Section 8.05. Captions/Time of Essence/Miscellaneous. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. Time is of the essence under the Loan Documents. This Agreement may be executed by original or facsimile signatures (which shall be binding and enforceable the same as if original), in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

         Section 8.06. Governing Law. Except as may otherwise be expressly provided in any other Loan Document, this Agreement and all other Loan Documents are made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of laws, rules or principles might otherwise require the substantive rules of law of another jurisdiction to apply. THE COMPANY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE COMPANY AND AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY MESSENGER, BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY REGISTERED MAIL DIRECTED TO THE COMPANY AT THE ADDRESS STATED IN SECTION 8.02 OF THIS AGREEMENT. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         Section 8.07. Prior Agreements, Etc. This Agreement supersedes all previous agreements and commitments made by the Bank and the Company with respect to the Loans and all other subjects of this Agreement, including, without limitation, any oral or written proposals or commitments made or issued by the Bank. The Company agrees to indemnify and hold harmless the Bank from and against all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs (including attorneys' fees), expenses or disbursements of any kind whatever which may be imposed upon or asserted against the Bank in any way relating to the business operations of the Company, OCP or 0CC, execution of this Agreement or any other of the Loan Documents or the performance of its obligations thereunder. It is expressly agreed that the Bank shall not be deemed to control the business activities of the Company as a result of this Agreement, the other Loan Documents or the performance thereof.

         Section 8.08. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the Company and the Bank and their respective heirs, successors and assigns, provided that the Company's rights under this Agreement shall not be assignable without the prior written consent of the Bank.

The Company agrees that the Bank may at any time sell, assign, or transfer one or more interests or participations in all or any part of its rights or obligations in respect of the Loans to one or more purchasers or participants whether or not related to the Bank, without prior notice to or the consent of the Company. The Company agrees that the Bank may provide any information the Bank may have about the Company or about any matter relating to the Loans to BOC, or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of any of the Notes, or participants or potential participants in any of the Loans.

         Section 8.09. Waiver of Jury Trial/Jurisdiction. THE COMPANY AND THE BANK EACH HEREBY VOLUNTARILY, KNOWINGLY, ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY TRIAL OR HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BANK AND THE COMPANY ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP BETWEEN THE COMPANY AND THE BANK. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED IN THIS AGREEMENT OR IN THE OTHER LOAN DOCUMENTS.

         NEITHER THE COMPANY NOR THE BANK WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED. THE COMPANY AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, INDIANAPOLIS DIVISION, HAVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS CREDIT AGREEMENT OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT THE COMPANY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

     Section 8.10. Highest Lawful Rate. Notwithstanding any provision to the contrary contained in this Agreement or in any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (a) all interest on the unpaid balance of each of the Notes, accrued or paid from the date hereof, and (b) the aggregate of any other amounts accrued or paid pursuant to each of the Notes, or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon such Debt from the date hereof, ever exceed the maximum rate of interest which could lawfully be contracted for, charged or received on the unpaid principal balance of such Debt. In this connection, it is expressly stipulated and agreed that it is the intent of the Company and the Bank to contract in strict compliance with Indiana usury laws and with any other applicable state usury laws and with federal usury laws (whichever permit the higher rate of interest) from time to time in effect. In furtherance thereof, none of the terms of this Agreement, each of the Notes or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Highest Lawful Rate. Neither the Company nor any other Person now or hereafter becoming liable for payment of indebtedness pursuant to the Loan Documents (the "Bank Debt") shall ever be liable for interest in excess of the Highest Lawful Rate. If under any circumstances the aggregate amounts paid on the Bank Debt include amounts which by law are deemed interest which would exceed the Highest Lawful Rate, the Company stipulates that such amounts will be. deemed to have been paid as a result of an error on the part of the Company and the Bank, and the Person receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Person making such payment, refund the amount of such excess. The parties further stipulate that such refund shall be a sufficient and sole remedy for such error and that no party shall be entitled to any damages or penalties, whether statutory or otherwise, as a result of such error. In addition, all sums paid or agreed to be paid to the holder or holders of the Bank Debt for the use, forbearance or detention of the Bank Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Bank Debt. The provisions of this Section 8.10 shall control all agreements, whether now or hereafter existing and whether written or oral, among the Company and the Bank.

         Section 8.11. Indemnification. The Company agrees to indemnify the Bank, and its successors and assigns (including any purchaser of a participation in any of the Loans) and its directors, officers and employees, against all losses, claims, costs, damages, liabilities and expenses, including, without limitation, all expenses of litigation or preparation therefor (a "Loss"), which they may pay or incur in connection with or arising out of the direct or indirect application of the proceeds of any of the Loans, except for any Loss incurred as the result of the gross negligence or willful misconduct of the Bank, its successors or assigns, or its directors, officers or employees. The indemnity set forth herein shall be in addition to the other Obligations of the Company to the Bank under the Loan Documents or at common law or otherwise, and shall survive termination of this Agreement, the expiration of the obligation of the Bank to make Advances, and the payment of all other Obligations.

         IN WITNESS WHEREOF, the Bank and the Company have by their respective duly authorized officers executed and delivered this Agreement on the Closing Date.

                                 USRR ACQUISITION CORP.

                                 By:/s/ Christopher Caniff, Secretary
                                 ----------------------------------------------

                                 Title :
                                 ---------------------------------------------
                                                                    ("Company")

                                 BANK ONE, INDIANA, NATIONAL
                                 ASSOCIATION

                                 By:/s/ Brandt J. Burdick, Vice President
                                 ----------------------------------------------
                                                                       ("Bank")

                                    EXHIBIT A


                             APPLICATION FOR ADVANCE

                                      Date:

BANK ONE, INDIANA, NA
111 Monument Circle, 19th Floor
Indianapolis, Indiana 46277

Ladies and Gentlemen:

     We request an Advance in the amount of $__________ FOR VALUE on _______________, ___ ("Requested Advance"), which Requested Advance shall be an Advance on the [Revolving] [Equipment] Loan extended to us by you under and pursuant to the Credit Agreement, dated as of December 29, 2000, between USRR Acquisition Corp. (the "Company") and BANK ONE, INDIANA, NATIONAL ASSOCIATION (the "Bank"), as amended and/or restated from time to time (the "Credit Agreement").Terms which are defined in the Credit Agreement and which are not otherwise defined in this Application shall when used in this Application have the respective meanings ascribed to such terms in the Credit Agreement.

     Please disburse the Requested Advance by crediting the amount thereof to our Account No. _______________ maintained with the Bank.

     We represent and warrant to the Bank that as of the date of this Advance Request, and as of the date and time of our acceptance of the Requested Advance:

          (a) Representations and Warranties. Each of the representations and warranties contained in the Credit Agreement is and shall be true and correct in all material respects at and as of such date and time, as though made at and as of such date and time, and each of the Loan Documents is and shall be in full force and effect at and as of such date and time; and

          (b) No Material Adverse Changes/No Event of Default. (i) There has not been and there shall not have been any material adverse change in the assets or condition (financial or otherwise) of the Company at and as of such date and time, as such assets or conditions are reflected in the Financial Statements which have been most recently provided to the Bank pursuant to Section 5.01(b) of the Credit Agreement, and (ii) no Event of Default or Unmatured Event of Default has occurred and is continuing or shall have occurred and then be continuing at and as of such date and time, or will occur after giving effect to the Requested Advance.

                                         Very truly yours,

                                         USRR ACQUISITION CORP.

                                          By:_____________________________

                                          Printed:_________________________

                                          Title:___________________________
                                         [President, Chief Executive Officer or
                                          Chief Financial Officer]

                                    EXHIBIT B
                           BORROWING BASE CERTIFICATE

                 USRR ACQUISITION CORP. (the "Company"), in accordance with the requirements of the Credit Agreement, dated as of December 29, 2000 (as amended to date, "Credit Agreement"), between the Company, and Bank One, Indiana, National Association (the "Bank"), hereby certifies to Bank One, Indiana, National Association that: (a) the Company's Borrowing Base is ________, as of______("Report Date"); (b) attached to this Borrowing Base Certificate is supporting information and calculations showing the Company's determination of the Borrowing Base as of the Report Date, and all figures and calculations therein are true and correct as of the Report Date; (c) all Eligible Accounts and Eligible Inventory reported therein are subject to a first priority, perfected security interest in favor of the Bank; and (d) there has been no material adverse change in the Eligible Accounts or Eligible Inventory since the Report Date. Terms which are defined in the Credit Agreement shall have the same meaning herein.

                 Date: ___________________



                                      USRR ACQUISITION CORP.


                                       By:

                                      Its:

                          U.S. RUBBER RECLAIMING, INC.
                           BORROWING BASE CERTIFICATE

                                                           REPORTING DATE:


A.  1. Total Accounts Receivable                                       ________
    2. Less: Ineligible Accounts                              _________
       a.   Over 60 days past due                             _________
       b.   Insolvent debtor                                  _________
       c.   Not invoiced                                      _________
       d.   Not shipped                                       _________
       e.   Contra accounts                                   _________
       f.  Bank has no security interest                      _________
       g.  Due from affiliate                                 _________
       h.  Evidenced by chattel paper/notes                   _________
       i.   Account with 25% > 60 days past due               _________
    3. Total Ineligible Accounts (Sum of a through i)                  ________
    4. Eligible Accounts (Line 1 - Line 3)                             ________
    5. 80% of Eligible Accounts (Line 4 X 80%)                         ________

B. 6. Total Raw Material and Finished Goods Inventory*                 ________
    7. Less: Ineligible Inventory                                      ________
       a.  Consigned                                          _________
       b.  In transit/not on site                             _________
    8. Total Ineligible Inventory (a + b)                              ________
    9. Eligible Inventory (Line 6- Line 8)                             ________
   10. 50% of Eligible Inventory (Line 9 X 50%)                        ________
C. BORROWING BASE (Line 5+ Line 10)                                    ________
D. MAXIMUM AVAILABILITY**                                              ________
F. AVAILABILITY (Line D - Line E)


* does not include Servaas inventory with a current value of: _____________ (attach most recent sales reports and Certficate of Consigned Goods Status)

** means the lesser of (i) the sum of $3,000,000.00, or (ii) the amount of the Borrowing Base.

                                    EXHIBIT C

                         CAPITAL CONTRIBUTION AGREEMENT


                   This CAPITAL CONTRIBUTION AGREEMENT ("Agreement") is made as of the 29th day of December, 2000, by OBSIDIAN CAPITAL PARTNERS, L.P., a Delaware limited partnership ("OCP"), USRR ACQUISITION CORP., an Indiana corporation ("Borrower"), and BANK ONE, INDIANA, NATIONAL ASSOCIATION (the "Bank").


                                    Recitals

                  1. Concurrently with the execution of this Agreement the Bank and Borrower are entering into a Credit Agreement, of even date (as the same may hereafter be amended and/or restated from time to time and at any time, the "Credit Agreement"), pursuant to which the Bank is to extend credit to Borrower, subject to the fulfillment of certain conditions, including the execution and delivery of this Agreement to the Bank by OCP and Borrower.

                  2. OCP, as of the date hereof, is the sole shareholder of Borrower. OCP affirms Borrower as provided in the Credit Agreement. OCP further affirms that: (i) OCP has by its execution of this Agreement that OCP desires that the Bank enter into the Credit Agreement and extend the Revolving Loan, Term Loan I, Term Loan II and Equipment Loan to determined that it is in the best interests of Borrower and financially beneficial to Borrower for Borrower to obtain credit from the Bank; (ii) OCP has received a copy of the Credit Agreement and the other Loan Documents and is familiar with the terms of the proposed credit extensions under and pursuant to the Credit Agreement; and (iii) OCP hereby requests that the Bank extend the Loans to Borrower and any other credit as from time to time Borrower may request from the Bank, and acknowledges that this Agreement is executed to induce the Bank to execute the Credit Agreement and to make the Loans and to extend such other credit as may be extended from time to time under or pursuant to the Credit Agreement.


                                    Agreement

     NOW,  THEREFORE,  in  consideration  of the premises and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged by each of the parties to this Agreement, it is agreed as follows:

     1. Definitions. Terms used in this Agreement which are defined in the Credit Agreement and which are not otherwise defined in this Agreement shall have the same meanings in this Agreement as are ascribed to them in the Credit Agreement. In addition, as used herein the following terms shall have the following meanings:

     (a) "Contribution Event" shall mean a failure of compliance with Section 5.0l(g)(2) of the Credit Agreement.

     (b) "Contribution Maximum" shall have the meaning ascribed to such term in paragraph 2 of this Agreement.

     (c) "Required Cure Amount" shall mean that amount determined by the Bank to be necessary to cure and remedy any Contribution Event which has occurred. If a Contribution Event occurs which cannot be cured with the payment of money or which will not be fully cured by the capital contributions then available to be made pursuant to this Agreement, the Required Cure Amount shall be the full remaining amount of the Contribution Maximum or such lesser sum as the Bank may designate in its Request.

     (d) "Request" shall have the meaning ascribed to such term in paragraph 2 of this Agreement.

     (e) "Term" shall mean the period beginning with the date of this Agreement and ending on November 30, 2006.

     2. CapitaI Contribution. OCP covenants and agrees that, from time to time upon the occurrence during the Term of this Agreement of any Contribution Event and the subsequent written request by the Bank to OCP specifying the Required Cure Amount for such Contribution Event ("Request"), OCP will make a capital contribution in cash to Borrower in such Required Cure Amount; provided that the aggregate amount of all such capital contributions by OCP during the Term shall not exceed the difference between (a) 25% of the aggregate Capital Commitments (as such term is defined in OCP's Limited Partnership Agreement) of all Partners of OCP, and (b) $880,000.00 (the "Contribution Maximum"). The foregoing capital contribution covenant is for the independent benefit of the Bank and shall be enforceable independently by the Bank without the participation or authorization of Borrower. All capital contributions made by OCP pursuant to this Agreement will be made in respect to the capital stock of Borrower owned by OCP and, if Borrower declines to do so, without the issuance of any additional shares of capital stock of Borrower. All capital contributions made by OCP pursuant to this Agreement upon the issuance of a Request by the Bank shall be made within ten (10) days after the date of delivery to OCP of the Request for such capital contribution payment and shall be made by payment directly to the Bank for the account of Borrower by OCP. Immediately upon such capital contribution payment being received it shall be applied by Borrower to the Obligations in such order as the Bank may determine (or, if there are no outstanding balances on the Loans, held as cash collateral in an interest bearing account under the Security Agreement). OCP or Borrower shall provide such confirmations as the Bank reasonably may require of each capital contribution made pursuant to a Request promptly after making each such capital contribution. In the event for any reason this Agreement is deemed a subscription by OCP to make an additional capital contribution to Borrower, Borrower hereby assigns such subscription to the Bank as security for the Obligations and agrees that such subscription is a general intangible subject to the security interests of the Bank granted under the Security Agreement.

     3. Enforcement. OCP agrees that its strict performance of this Agreement is necessary, and substantial performance in good faith shall not be deemed sufficient performance. OCP agrees that its strict performance of this Agreement is of the essence of this undertaking and Agreement and a primary basis upon which the Bank is executing the Credit Agreement. Therefore, OCP hereby waives any and all defenses, whether legal or equitable, which it might raise against the Bank with respect to strict enforcement of this Agreement and each of its terms. OCP agrees to pay to the Bank all reasonable costs and reasonable attorneys' fees incurred by the Bank in the enforcement of this Agreement after any default hereunder by OCP.

     4. Notices. Any Request or other notice to be given under this Agreement shall be in writing and shall be delivered by any method permitted for notices under the terms of the Credit Agreement and shall be addressed to the addresses for the Bank and Borrower stated in the Credit Agreement and for OCP to the address noted beneath its. signature at the foot of this Agreement.

     5. Terms. (a) The obligations of OCP under this Agreement are absolute, continuing and unconditional and shall not be released, abated, reduced, terminated, discharged, waived or otherwise affected by any agreement or action of Borrower or any other shareholder of Borrower or by any additional capital contribution made to Borrower by OCP or any other Person other than those capital contributions which are made pursuant to a Request. Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, the Bank shall not be obligated to elect any other remedy before making a Request and it shall not be obligated to make a Request before pursuing any other right or remedy under any of the Loan Documents on or after the occurrence of any Contribution Event. The Bank shall have the right, power and authority at all times to exercise all of its rights and remedies at law or equity and under the Loan Documents without first exercising any of its rights or remedies under this Agreement. This Agreement shall remain in full force and effect until expiration of the Term.

     (b) The Bank may from time to time and without notice to or consent from OCP, and without affecting in any way the obligations of OCP under this
Agreement: (i) obtain a security interest or Lien in any property of Borrower or any other Person to secure all or any of the Obligations; (ii) obtain the primary or secondary liability of any Person in addition to Borrower with respect to all or any of the Obligations; (iii) release or compromise the liability of any Person primarily or secondarily liable with respect to all or any of the Obligations; (iv) release in whole or in part any security interest or Lien that the Bank now or hereafter may have to secure all or any of the Obligations; (v) increase the maximum amount of the Obligations which may be incurred under the Credit Agreement from time to time and at any time; (vi) amend or restate at any time and from time to time the Credit Agreement or any of the other Loan Documents; or (vii) waive Events of Default under the Credit Agreement or any of the other Loan Documents from time to time and at any time.

     6. Modification. No modification, amendment, or alleged waiver of this Agreement or any provision hereof will be binding upon the party sought to be bound unless in writing and signed by such party or a duly authorized officer or agent thereof.

     7. Waiver/Forbearance. Notwithstanding any contrary provision in this Agreement, in the event the Bank makes a Request for a capital contribution under this Agreement and such capital contribution is timely made, then such capital contribution for all purposes under the Credit Agreement and the other Loan Documents shall be deemed to have been made on the date(s) of the occurrence of the Contribution Event or Contribution Events which are the basis for the Request. If a Request is made with respect to a Contribution Event which may be remedied by the capital contribution identified in the Request, and no other Event of Default has occurred and is continuing, the Bank shall forbear in the exercise of its right to accelerate the maturity of the Obligations for the ten (10) day period during which OCP is to make the capital contribution which is the subject of the Request, thereby giving OCP the opportunity to remedy the Event of Default or Unmatured Event of Default which is the Contribution Event during such ten (10) day period. Such forbearance by the Bank shall not impair, diminish or otherwise affect any right or remedy of the Bank, including the Bank's right to refuse to make Advances while any Event of Default is continuing, and shall not constitute or give rise to a defense by Borrower to any of the Obligations.

     8. Governing Law. This Agreement and the performance by the parties under this Agreement shall be construed in accordance with and governed by the laws of the State of Indiana.

     IN WITNESS WHEREOF, this Agreement has been executed as of the 29th day of December, 2000.

                           BANK ONE, INDIANA, NATIONAL
                           ASSOCIATION

                           By:_______________________________
                           Name: Brandt J. Burdick______________
                           Title: _Vice President_________________

                           OBSIDIAN CAPITAL PARTNERS, L.P.,
                           By:    Obsidian Capital Company, LLC, its general
                                  partner

                           By:________________________________
                           Name:  Timothy S. Durham____________
                           Title:    Managing Member____________

                           Address for notices to OCP:
                           Suite 3680 Bank One Tower
                           111 Monument Circle
                           Indianapolis, Indiana 46204

                           USRR ACQUISITION CORP.

                           By:_________________________________
                           Name:Christopher Caniff________________
                           Title:  Secretary_______________________

                                    EXHIBIT D

                             SUBORDINATION AGREEMENT


     THIS SUBORDINATION AGREEMENT ("Agreement") is made as of the 29th day of December, 2000 (the "Effective Date"), by SERVAAS, INC. ("Junior Creditor"), USRR ACQUISITION CORP. (the "Company"), and BANK ONE, INDIANA, NATIONAL ASSOCIATION ("Bank One").

                                    Recitals

     1. The Company and Bank One are parties to a Credit Agreement, of even date (such credit agreement, as it may be amended, modified, restated, extended, or renewed from time to time being referred to herein as the "Credit Agreement"), pursuant to which Bank One has agreed to extend to the Company certain loans and financial accommodations, subject to the fulfillment of certain conditions including the execution and delivery of this Agreement by Junior Creditor and the Company.

     2. As a material inducement to Bank One to extend credit to the Company pursuant to the Credit Agreement, Bank One, Junior Creditor and the Company have agreed that the Subordinated Debt (as such term is defined herein) shall be subordinated to the Obligations, all in accordance with the terms of this Agreement.

                                    Agreement

     NOW THEREFORE, FOR VALUE RECEIVED, and in consideration of credit given, being given and to be given, and of other financial accommodations afforded or to be afforded by Bank One to the Company, Junior Creditor and the Company hereby covenant to and agree with Bank One as follows:

     1. Subordination. All of the Subordinated Debt (as such term is hereinafter defined) is hereby MADE INFERIOR, SUBJECT AND SUBORDINATE in payment to the prior final and indefeasible payment and satisfaction of all of the Obligations (as such term is hereinafter defined), subject to the terms of this Agreement.

     As used in this Agreement, the term "Obligations" shall mean all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed by the Company to Bank One or its successors and assigns, or any Refinancing Lender (as such term is hereinafter defined), including without limitation all indebtedness, liabilities and indebtedness arising under, in connection with, pursuant to or by virtue of the Credit Agreement or any other of the "Loan Documents" (as such term is defined in the Credit Agreement), or any Interest Rate Agreements between the Company and Bank One, or any Refinancing Documents (as such term is hereinafter defined), whether such indebtedness, obligations and liabilities are direct, indirect, principal, interest, fees or other charges, reimbursement amounts, indemnification amounts, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, and whether such indebtedness, liabilities and obligations now exist or hereafter arise, and whether Bank One is now obligated to extend such indebtedness, obligations and liabilities to the Company or undertakes such obligation at any time after the Effective Date, as well as all costs, expenses and attorneys' fees incurred by Senior Creditor (as such term is hereinafter defined) in collecting the Obligations and enforcing rights or remedies of Senior Creditor against the Company or against any collateral which secures all or any part of the indebtedness, obligations and liabilities which otherwise are a part of the Obligations.

     As used in this Agreement, the term "Subordinated Debt" shall mean all of the present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed by the Company to the Junior Creditor, or its successors and assigns, or to any other holder or assignee of all or any of the Subordinated Notes or the Supply Agreement or any rights therein (Junior Creditor and all other such assignees and holders, and their respective successors and assigns, being referred to herein both individually and collectively as "Subordinated Creditor"), howsoever evidenced and whether or not evidenced by the Subordinated Note or the Supply Agreement, and whether such indebtedness, obligations and liabilities are direct, indirect, principal, interest, fees or other charges, reimbursement amounts, indemnification amounts, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, and whether such indebtedness, liabilities and obligations now exist or hereafter arise, and whether any Junior Creditor or any other Subordinated Creditor is now obligated to extend such indebtedness, obligations and liabilities to the Company or undertakes such obligation at any time after the Effective Date, as well as all collection costs and attorneys' fees incurred by Subordinated Creditor in collecting the Subordinated Debt and enforcing rights or remedies against the Company or against any collateral which secures all or any part of the Subordinated Debt.

     As used in this Agreement, the term "Intercreditor Agreement" means that certain Intercreditor Agreement, of even date, between Bank One and Junior Creditor (the "Intercreditor Agreement").

     As used in this Agreement, the term "Subordinated Note" means that certain Subordinated Secured Promissory Note dated December 29, 2000, in the principal sum of $1,750,000.00, executed by the Company to the order of Junior Creditor, and all extensions, renewals, amendments, modifications and replacements thereof.

     As used in this Agreement, the term "Supply Agreement" means that certain Supply and Consignment Agreement, dated December 29, 2000, between the Company and Junior Creditor.

     As  used  in  this  Agreement,   the  term   "Refinancing   Lender"  means,
collectively, any Person or Persons to which Bank One or its successors and assigns, at any time and from time to time hereafter assigns all or any part of the Obligations (including without limiting the generality of the foregoing, any Person which by amendment to the Credit Agreement becomes a lender under the Credit Agreement) or which at any time and from time to time purchases or refinances all or any of the Obligations and which is identified to Subordinated Creditor by written notice from a Senior Creditor, which notice shall give the name of such lender and its address and fax number for purposes of notices hereunder, and shall identify the Refinancing Documents with respect to such lender.

     As used in this Agreement, the term "Refinancing Documents" means, collectively, the loan agreements and notes and/or the leases which evidence the Obligations outstanding to any Refinancing Lender or pursuant to which such Obligations arise, as the same from time to time may be amended, renewed, extended and/or restated.

     As used in this Agreement, the term "Interest Rate Agreement" means any interest rate hedging agreement, interest rate swap agreement, interest rate cap agreement, or other interest rate protection agreement or arrangement designed to protect the Company against fluctuations in interest rates.

     As used in this Agreement, the term "Senior Creditor" means, collectively, Bank One, the successors and assigns of Bank One, and each Refinancing Lender.

     As used in this Agreement, the term "Person" means an individual, a corporation, a limited or general partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, or any other legal entity, and the term "Persons" means more than one Person.

     Until that date when all of the Obligations have been paid and satisfied in full and no Obligations thereafter may arise under the Credit Agreement or any outstanding Refinancing Documents (the "Termination Date"), unless a "Default" or "Event of Default" (as each of such terms is defined in the Credit Agreement or any Refinancing Document) has occurred and is continuing and a Senior Creditor has given written notice thereof to Subordinated Creditor (a "Default Notice"), the Company may pay to Subordinated Creditor and the Subordinated Creditor may receive from the Company only the following payments of the Subordinated Debt (collectively, the "Permitted Payments"): (a) scheduled monthly payments of the purchase price of inventory purchased by the Company under the Supply Agreement, provided that no such payment shall exceed $41,667.00; (b) scheduled monthly payments of interest on the indebtedness evidenced by the Subordinated Note which become, due and payable on or after February 1, 2001, so long as the rate of interest for the interest actually paid to Subordinated Creditor on account of such indebtedness does not exceed 14% at any time prior to March 31, 2001, or 20% at any time thereafter; and (c) any payments described in clauses (a) or (b) which become due and payable during any period a Default Notice is in effect and which would have been Permitted Payments but for the existence of the Default Notice, if and only if such payments are paid after such Default Notice is withdrawn in writing by the Senior Creditor giving such Default Notice and no other Default Notice is in effect and not withdrawn at the time such payment is made, and such payment will not cause a" Default" or an "Event of Default" (as such terms are defined in the Credit Agreement or any Refinancing Document) to occur or exist.

     Until the Termination Date and except as permitted by the terms of paragraph 8 of this Agreement, Subordinated Creditor will not, without the prior written consent of Senior Creditor:

          a. Demand, seek or accept any payment or prepayment by the Company of the Subordinated Debt, other than Permitted Payments;

          b. Assign or subordinate in favor of any other Person, any part of the Subordinated Debt or any right, claim or interest in or to the Subordinated Debt, except to~ a Person who agrees unconditionally in a valid, binding and enforceable writing in form and substance acceptable to Senior Creditor, duly executed and delivered to Senior Creditor, to be bound by this Subordination Agreement;

          c. Commence or join with any other Person who claims to be a creditor of the Company in commencing any bankruptcy, reorganization or insolvency proceeding against the Company.

     2. Receipt of Prohibited Payment. In the event any payment of Subordinated Debt (whether principal or interest or other amount and including any payment of interest or adequate protection or fees or costs made by the Company, as a debtor-in-possession, or its trustee in any bankruptcy proceeding) which is not a Permitted Payment is paid to or received by Subordinated Creditor (any such payment being referred to herein as a "Prohibited Payment") prior to the Termination Date, such Prohibited Payment shall be deemed to be held by the recipient Subordinated Creditor as the property of and in trust for the benefit of the Senior Creditor to whom Obligations are then outstanding and the recipient Subordinated Creditor shall immediately deliver such Prohibited
Payment to Bank One or any other Senior Creditor designated by Bank One, in precisely the form received (to the extent it is possible to deliver the Prohibited Payment in that form), except for the Subordinated Creditor's endorsement when necessary, for application against the Obligations in such order as Senior Creditor may determine. The preceding sentence shall apply regardless of whether such Prohibited Payment is made by the Company or any other Person. In addition, so long as any portion of the Obligations is outstanding or remains unsatisfied, none of the Subordinated Debt, directly or indirectly, shall be reduced, paid or satisfied in whole or in part in any manner by way of counterclaim, setoff, offset or charge back by Subordinated Creditor.

     3. Subordination of Liens. Except as provided in Section 4, and except as otherwise provided in the Intercreditor Agreement, any and all right, title, liens (including judgment liens), security interests, pledges, charges, encumbrances, mortgages, deeds of trust or similar arrangement or interest (collectively referred to herein as "Liens", and individually as a "Lien") which Subordinated Creditor may acquire in any asset or property (whether tangible or intangible and whether real or personal) of any Person to secure all or any part of the Subordinated Debt, whether such asset or property is now owned or hereafter acquired or now existing or hereafter created and wherever located, are hereby unconditionally subordinated and made unconditionally subordinate and junior in right of priority and rank to and subordinate to any and all security interests, deeds of trust, mortgages and other Liens Bank One and any other Senior Creditor have or may have now or at any time hereafter in the same property. The priorities provided for in this Agreement shall apply:

          (a) without regard to the time or order of attachment, perfection, filing or recording of any Lien, or document granting, evidencing, giving notice of or perfecting any Lien, to secure the obligations of the Company, or the failure to give any notice of the existence, holding or acquisition or expected acquisition of any such Lien;

          (b) notwithstanding anything to the contrary in the provisions of the United States Bankruptcy Code or the Uniform Commercial Code in any relevant state of the United States or the laws of the State of Indiana or any other relevant state, Which relate to the priority of security interests, deeds of trust, mortgages and any other Lien;

          (c) with respect to Subordinated Debt of the Company to Subordinated Creditor, and of the Obligations of the Company to Senior Creditor, whenever made, created or acquired; and

          (d)  notwithstanding  the  lapse of  perfection  of any Lien of Senior
     Creditor  or  the   failure  of  Senior   Creditor  to  perfect  any  Lien.
     Subordinated Creditor also agrees to execute any other documents or financing statements reasonably required by Bank One or any other Senior Creditor to effectuate, confirm or to give public notice of the terms and provisions of this Agreement.

Notwithstanding the terms and provisions of this Section 3, and except as otherwise provided in the Intercreditor Agreement, Junior Creditor acknowledges that none of the Subordinated Debt may be secured by any Lien on any asset of the Company except with the prior written consent of Bank One.

     4. Covenants. Junior Creditor and the Company each hereby severally covenant and warrant to Senior Creditor that, until the Termination Date:

          (a) Subordinated Creditor shall not be granted or take or hold, by way of direct grant from the Company or indirectly by way of assignment or otherwise, any Lien or other right or interest in any asset or property of the Company, whether now existing or hereafter arising, to secure all or any part of the Subordinated Debt, and except that nothing in this Agreement shall prohibit Subordinated Creditor from creating or perfecting a judgment Lien against assets of the Company which arises from a judgment obtained in a lawsuit permitted to be filed under this Agreement, but payment and collection of each such judgment or in respect of all such judgment Liens shall continue to be fully and unconditionally subordinated to the Obligations as provided in this Agreement and the priority of all such judgment Liens shall continue to be fully and unconditionally subordinate and junior in right of priority and rank to and subordinated to any and all Liens held or asserted by Bank One or any other Senior Creditor as security for all or any part of the Obligations in or to any of the property or assets subject to such judgment Liens.

          (b) No promissory note, instrument or other evidence of indebtedness has been or hereafter may be or will be issued by the Company to Subordinated Creditor, directly or indirectly, in connection with or to evidence any of the Subordinated Debt unless it shall contain in the body thereof a conspicuous statement or notation (in form and substance reasonably satisfactory to Senior Creditor) indicating that such instrument and the Subordinated Debt evidenced by it are subordinated to all of the Obligations and are subject to this Agreement.

          (c) If the Company defaults on the Subordinated Debt or any portion thereof or if Subordinated Creditor accelerates the maturity of any of the Subordinated Debt, Subordinated Creditor shall give Bank One and any other Senior Creditor which has by written notice identified itself to
     Subordinated Creditor, written notice of the default or acceleration, as applicable, which written notice shall be given within seven (7) calendar days after Subordinated Creditor learns of each such default and within three (3) calendar days of the date Subordinated Creditor accelerates the maturity of any of the Subordinated Debt. However, except as permitted by the Intercreditor Agreement, regardless of the Company's default on any of the Subordinated Debt, Subordinated Creditor will not seek to foreclose, exercise any remedies as a secured party under the Uniform Commercial Code or other applicable law, or otherwise realize upon any Lien or other security for all or any of the Subordinated Debt, and Subordinated Creditor shall have no right to foreclose, exercise such remedies as a secured party or otherwise realize on any such Lien or other security, until and unless the Foreclosure Date (as defined hereinafter) shall have occurred. The exercise of any power of attorney granted to Subordinated Creditor by the Company under or in connection with any security agreement, mortgage, deed of trust or other Lien document shall constitute the exercise of remedies as a secured creditor and is therefor restricted as stated in the foregoing sentence.

          (d) No guaranty of payment or collection or grant of any Lien shall be obtained or held at any time by Subordinated Creditor as security for all or any part of the Subordinated Debt from any subsidiary or affiliate of the Company, except for the pledge by Obsidian Capital Partners, L.P. of the stock of the Company under and pursuant to that certain Stock Pledge Agreement dated December 29, 2000, executed by Obsidian Capital Partners, L.P. to secure the Subordinated Note.

          (e) If at any time after a Default Notice is given and while such Default Notice is outstanding and not withdrawn, the Company, with the consent of Senior Creditor, elects to sell any of its assets or property for a reasonably equivalent value and for cash, with the entire cash proceeds of such sale (net only of reasonable costs and expenses incurred by the Company to consummate such sale) to be paid to Senior Creditor to be applied against outstanding Obligations and with a concurrent and corresponding permanent reduction in the amount of the Senior Creditor's lending commitment, then Subordinated Creditor shall provide a consent to such sale and payment and shall release and terminate any Liens then held by Subordinated Creditor in the asset or property being sold concurrently with the closing of the sale (provided that any net cash proceeds from such sale which are in excess of the outstanding Obligations shall be paid to Subordinated Creditor for application against the Subordinated Debt).

     5. Distributions. Upon any distribution of any of the assets of the Company, whether by reason of sale, reorganization, liquidation, dissolution, arrangement, bankruptcy, receivership, assignment for the benefit of creditors, foreclosure or otherwise, Senior Creditor shall be entitled to receive payment in full of all of the Obligations prior to the payment of all or any part of the Subordinated Debt. In the event of any insolvency or bankruptcy proceedings relative to the Company, Subordinated Creditor will not vote the Subordinated Debt in favor of any plan unless the treatment of the Obligations under that plan complies with 11 U.S.C. ss. 11 29(b)(2)(A)(i) and (ii). In the event Subordinated Creditor shall receive any money, securities or other property distributed on account of any liquidation, bankruptcy, receivership, reorganization, assignment for the benefit of creditors or similar proceeding with respect to the Company, Subordinated Creditor shall hold such money, securities or other property in trust for the benefit of Bank One and any other Senior Creditor to whom Obligations are then outstanding and shall deliver any such property to Bank One, as representative of Senior Creditor, for application to payment of the Obligations, in the same form as received, adding only such endorsements or assignments as may be necessary to perfect the title of the Senior Creditor to such property, for application to the Obligations. Any excess of such property remaining after satisfaction of all of the Obligations shall be returned to Subordinated Creditor. Senior Creditor may liquidate any noncash property received from Subordinated Creditor pursuant to provisions of this section in the manner in which collateral may be liquidated under the terms of the Uniform Commercial Code as enacted in the State of Indiana, and such property may be liquidated in any order that Senior Creditor shall determine in the exercise of Senior Creditor's sole discretion. Nothing in this Section 5 or otherwise in this Agreement shall prevent Junior Creditor from receiving Permitted Junior Securities. As used herein, "Permitted Junior Securities" means, with respect to a payment or distribution: (a) debt securities of the Company or any successor corporation or legal entity provided for under a plan of reorganization or the like that are subordinated to the Obligations then outstanding at least to the same extent as the Subordinated Debt is subordinated to the Obligations then outstanding; and (b) equity securities of the Company or any successor corporation or legal entity provided for under a plan of reorganization or the like, so long as the Company or such successor has no obligation to repurchase or redeem all or any part of such equity securities before the Obligations have been paid in full, and the Company and any such successor corporation are prohibited from making or paying with respect to such equity securities any dividend or other distribution which would not be permitted by the terms of the Credit Agreement if made by the Company. To the extent permitted by applicable law, subject to payment in full of all of the Obligations, Subordinated Creditor shall be subrogated to the rights of Senior Creditor to receive payments or distributions of assets of or ownership interests in the Company made on the Obligations.

     6. Subordination Absolute. The subordination of the Subordinated Debt to the Obligations and the subordination of security interests and Liens pursuant to Section 3 of this Agreement (the "Lien Subordination") shall be as provided in this Agreement and Bank One and any other Senior Creditor from time to time may, without the consent of or any notice to Subordinated Creditor, and without affecting, waiving, diminishing, altering, terminating, releasing or impairing in any respect or manner the unconditional subordination of the Subordinated Debt to the Obligations or the Lien Subordination: (i) obtain a Lien in any property or asset to secure all or any of the Obligations; (ii) obtain the primary or secondary liability of any Person or Persons in addition to the Company with respect to all or any of the Obligations; (iii) extend or renew from time to time any of the Obligations for any period or periods beyond their original due dates; (iv) release or compromise any liability of any other Person or Persons primarily or secondarily liable with respect to all or any of the Obligations; (v) release any security interest or other Lien that Senior Creditor might now have or hereafter obtain in any property or assets securing all or any of the Obligations and permit any substitution or exchange of any such~ property or assets; (vi) waive (either entirely or for a stated period) non-compliance by the Company with any of the terms, provisions and covenants of the Credit Agreement, any of the Refinancing Documents, any Interest Rate Agreements, or any of the other Loan Documents (as such term is defined in the Credit Agreement); and (vii) amend, modify and/or restate at any time and from time to time the Credit Agreement, any of the Refinancing Documents, any Interest Rate Agreements, or any of the other Loan Documents (as such term is defined in the Credit Agreement), including without limitation any such amendment which may or will increase interest rates on all or any part of the principal of the Obligations, increase or add other charges and fees to be paid by the Company to Senior Creditor, or increase the aggregate amount of the Obligations, so long as the aggregate principal amount of the Obligations may not exceed at any time the sum of $9,500,000.00.

     7. Avoided Payments. If at any time any payment or payments of any of the Obligations to Senior Creditor are invalidated, declared to be fraudulent or preferential, set aside, rescinded and/or required to be repaid by Senior Creditor to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, then to the extent of any sum not finally retained by Senior Creditor, Subordinated Creditor's obligations to Senior Creditor under this Agreement shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until full and final payment shall have been made to Senior Creditor. Subordinated Creditor shall hold in trust for Senior Creditor and promptly remit to Senior Creditor any payments received by Subordinated Creditor from the Company after such invalidated, rescinded, avoided or returned payments, above described, were originally made.

     8. Standstill. Except as expressly provided in this Section 8 of this Agreement, Subordinated Creditor will not sue for or commence any legal action or proceeding against the Company, or take any other action in exercise of any remedy which it may have as a creditor to collect all or any part of the Subordinated Debt, or to realize on any collateral for the Subordinated Debt, including without limitation the commencement alone or with any other Person of any bankruptcy, reorganization or insolvency proceeding against the Company or Obsidian Capital Partner, L.P. (collectively, "Litigation Actions"). From and after the later of that date which is two hundred forty (240) calendar days from the date Subordinated Creditor receives a Default Notice from Senior Creditor and that date which is one hundred twenty (120) calendar days from the date Senior Creditor receives written notice from Subordinated Creditor stating that Subordinated Creditor intends to commence one or more Litigation Actions ("Junior Creditor Notice"), Subordinated Creditor may commence any Litigation Actions; provided, however, that no such Litigation Action may be commenced or prosecuted to enforce or exercise any right or remedy of Subordinated Creditor with respect to any Lien it may hold or assert as security for all or any part of the Subordinated Debt until that date (the "Foreclosure Date") which is three hundred and sixty five (365) calendar days after the date Senior Creditor receives a Junior Creditor Notice which has not been withdrawn; and provided, further, that each payment, collection or other recovery of Subordinated Debt received or made by Subordinated Creditor after its receipt of a Default Notice and until such Default Notice is withdrawn by the Senior Creditor issuing it shall be deemed to be and for all purposes shall constitute a Prohibited Payment subject to the requirements of paragraph 2 of this Agreement.

     Nothing in this paragraph 8 shall prohibit Junior Creditor from taking possession of, removing, and selling Specified Inventory (as defined in the Intercreditor Agreement) to the extent and when such actions are permitted under, and in accordance with the terms of, the Intercreditor Agreement.

     9. Marshalling Waiver. Junior Creditor, on its own behalf and on behalf of its successors and assigns and all others who are or become a Subordinated Creditor, hereby expressly waives all rights, if any, to require a marshalling of assets by Senior Creditor or to require that Senior Creditor first resort to some or any portion of any collateral securing the Obligations to Senior Creditor before foreclosing upon, selling or otherwise realizing on any portion thereof.

     10. Conflict with Credit Agreement/Subordinated Note- Required Consent. In the event there is an express conflict between the terms and provisions of the Credit Agreement or any Refinancing Document, and of this Agreement, the terms and conditions of this Agreement shall govern and control.

     11. Conflict with Supplv Agreement/l Intercreditor Agreement. In the event there is an express conflict between the terms and provisions of the Intercreditor Agreement and this Subordination Agreement, as they pertain to the Specified Inventory (as defined in the Intercreditor Agreement), the terms and conditions of the Intercreditor Agreement shall govern and control.

     12. Enforcement and Benefit. Senior Creditor may require the Company and/or Subordinated Creditor to furnish Senior Creditor with other or further evidence of the subordinations provided herein when and as reasonably deemed necessary or appropriate by Senior Creditor in the exercise of Senior Creditor's sole discretion. In addition, the Company shall permit Senior Creditor to have access from time to time during normal business hours to their respective books of account with respect to the Subordinated Debt.

     13. Modification. No modification, amendment, extension or alleged waiver of this Agreement or any provision thereof will be binding upon the party sought to be bound unless in writing and signed by such party or a duly authorized officer or agent thereof.

     14. Governing Law. This Agreement and the performance by the parties under this Agreement shall be construed in accordance with the laws of the State of Indiana, and any action or proceeding that may be brought, arising out of, in connection with or related to this Agreement shall be governed by the laws of the State of Indiana.

     15. Captions. The captions used in this Agreement are for convenience and identification purposes only, are not integral parts of this Agreement and are not to be considered in the interpretation of this Agreement.

     16. Notices. Any notice given under or with respect to this Agreement to Bank One, the Company or Subordinated Creditor shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to. Bank One, the Company or Subordinated Creditor at its address shown below, or at such other address as any such party may, by written notice to the other party to this Agreement, have designated as its address for such purpose. The addresses referred to above are as follows:


        Company:                 Company: USRR Acquisition Corp.
                                 2000 Rubberway Road
                                 Vicksburg, Mississippi 39182
                                 Attention: President

        Bank One:                Bank One, Indiana, National Association
                                 111 Monument Circle, IN 1-0044
                                 Indianapolis, Indiana 46277
                                 Attn: Brandt Burdick

        Subordinated Creditor:   SerVaas, Inc.
                                 Attn.: BeurtSerVaas
                                 1100 Waterway Boulevard
                                 Indianapolis, IN 46202

     17. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, Subordinated Creditor, Bank One, each Refinancing Lender, and the respective successors and assigns of each of the foregoing.

     18. Counterparts. This Agreement may be executed, by original or facsimile signatures, in two or more counterparts, each of which shall constitute an original , but all of which when taken together shall constitute but one agreement.

     19. Waiver of Jury Trial: Jurisdiction. THE COMPANY, JUNIOR CREDITOR, AND BANK ONE EACH HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG SENIOR CREDITOR, SUBORDINATED CREDITOR AND/OR THE COMPANY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK ONE TO ENTER INTO THE CREDIT AGREEMENT AND TO PROVIDE THE FINANCING DESCRIBED IN THE CREDIT AGREEMENT. NONE OF THE PARTIES TO THIS AGREEMENT WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED. JUNIOR CREDITOR AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS AGREEMENT OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND JUNIOR CREDITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. JUNIOR CREDITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT JUNIOR CREDITOR MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement by their respective duly authorized signatories as of the date and year first set forth above.

                                    SERVAAS, INC.


                                    By:_____________________________________
                                    Name:___________________________________
                                    Title: ____________________________________

                                                             "Junior Creditor"

                                    USRR ACQUISITION CORP.

                                    By:______________________________________
                                    Name:________Christopher Caniff____________
                                    Title: ________Secretary___________________


                                                               "Company"

                                    BANK ONE, INDIANA, NATIONAL ASSOCIATION

                                    By:______________________________________
                                    Name:  _________Brandt J. Burdick__________
                                    Title:__________Vice President______________

                                                                "Bank One"

STATE OF INDIANA      )
                      ) ss:
COUNTY OF_____________)

     Before me, a Notary Public in and for said County and State, personally appeared _________________________________________who, having been first duly sworn, acknowledged the execution of the foregoing Subordination Agreement for and on behalf of the Junior Creditor.

         Witness my hand and Notarial Seal this 29th day of December, 2000.

                                        ------------------------------------
                                        Printed Name:________________________

I am a resident of___________ County My commission expires:

                                    EXHIBIT E


                             INTERCREDITOR AGREEMENT


         THIS INTERCREDITOR AGREEMENT ("Agreement") is executed as of this 29th day of December, 2000, by BANK ONE, INDIANA, NATIONAL ASSOCIATION (the "Bank") and SERVAAS, INC. ("Creditor").

                                    Recitals

         1. Under and pursuant to that certain Credit Agreement dated as of December 29, 2000, between USRR Acquisition Corp. ("Borrower") and the Bank (such credit agreement, as has been and as it may be amended, modified, restated, extended, or renewed from time to time being referred to herein as the "Credit Agreement"), Borrower has granted to the Bank security interests and liens in all Borrower's real and personal property, now owned and existing or hereafter acquired and arising (the "Bank Collateral"), which includes, without limitation, all Borrower's inventory of road worn domestic and foreign scrap inner tubes and factory reject tubes ("Scrap Butyl"), as security for (i) all of the indebtedness, obligations and liabilities of Borrower to the Bank, whenever arising, under or pursuant to the Credit Agreement or any of the Bank Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to Borrower or any of its subsidiaries, regardless of whether such interest is an allowed claim under the Bankruptcy Code), and all renewals and extensions thereof, (ii) all liabilities and obligations, whenever arising, owing from the Borrower or any of its subsidiaries to the Bank, or any affiliate of the Bank, arising under any agreement entered into to protect against fluctuations in interest rates, or currency or raw materials values, and (iii) all costs, expenses and attorneys fees incurred by the Bank in the enforcement or collection thereof (collectively, the "Bank Obligations"). All of the documents, instruments, and agreements by, between or among the Bank and Borrower evidencing all or any part of the Bank Obligations, creating in favor of the Bank security interests or liens in all or any part of the Bank Collateral, or otherwise executed in connection with or related to any of the foregoing, as amended, modified, and/or restated from time to time, are referred to collectively as the "Bank Documents".

         2. Borrower has entered into a Supply and Consignment Agreement in the form attached to this Agreement as Exhibit B (the "Supply Agreement") with Creditor pursuant to which Creditor will sell to Borrower on consignment 6,400,000 pounds of Scrap Butyl owned by Creditor (collectively, the "Specified Inventory") in monthly orders of not less than 266,667 pounds each. All obligations, liabilities and responsibilities of Borrower to Creditor under the Supply Agreement are referred to herein collectively as the "Creditor Obligations".

         3. The Specified Inventory is now and will continue to be located on the premises of Borrower at 2000 Rubberway Road, Vicksburg, Mississippi, and will be commingled with and indistinguishable from other Scrap Butyl on the premises of Borrower. Therefore, the Bank and the Creditor are entering into this Agreement to establish their agreement and understanding with respect to their respective interests in Scrap Butyl Inventory (as defined below), and other matters set forth herein.

                                    Agreement

         NOW THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements of the parties herein, the Bank and Creditor agree as follows:

         1. Priorities. Notwithstanding the date, manner, or order of perfection of the ownership or security interests of Creditor and the Bank in Borrower's right, title and interest in Scrap Butyl owned by or consigned to Borrower and proceeds thereof (the "Scrap Butyl Inventory"), and notwithstanding any provisions of the Uniform Commercial Code (as in effect in any jurisdiction), or any applicable law or decision, or any provision of the Bank Documents or the Supply Agreement, or whether the Bank or Creditor, or any of their respective agents, has possession of the Scrap Butyl, as between the Bank and Creditor:

         (a) Creditor shall be deemed to be the owner of, and shall have a first and prior interest (or, in the event the Supply Agreement is deemed to create a security interest in favor of Creditor in the Specified Inventory securing the Creditor Obligations, a first and prior security interest) in (I) a portion of the Specified Inventory not exceeding at any time the lesser of(A) the balance of the "SerVaas Scrap Butyl" (as defined in the Supply Agreement), not yet used in Borrower's production, as determined by reference to the books and records of Borrower, or (B) the balance of the "SerVaas Scrap Butyl" not yet used in Borrower's production, as certified by Borrower to Creditor in the report of sales or Certification of Consigned Goods Status most recently delivered by Borrower to Creditor pursuant to the Supply Agreement and to the Bank, reduced by 266,667 pounds for each period of 30 days that has elapsed since the last day of the period covered by such report of sales and Certification of Consigned Goods Status and (ii) proceeds of insurance payable by reason of loss or damage to such portion of the Specified Inventory (but no other proceeds of Specified Inventory) (collectively, the "Specified Collateral").

         (b) The Bank shall have a lien and security interest in all Scrap Butyl Inventory as security for the Bank Obligations, which lien and security interest
(i) as it pertains to the Specified Collateral, shall be JUNIOR, INFERIOR and SUBORDINATE only to the interest of Creditor in the Specified Collateral described in (a) above, and (ii) shall otherwise be SENIOR and SUPERIOR to any liens, security interests or other interests now or hereafter held by Creditor in the Scrap Butyl Inventory as security for the Creditor Obligations or otherwise.

         The priorities of the liens and security interests established, altered, or specified in this paragraph 1 are applicable, irrespective of the time or order of creation, attachment or perfection thereof, the method of perfection, the time or order of filing of financing statements or taking of possession, or the giving of or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests; provided, however, that the subordinations and relative priorities set forth in this paragraph 1 are expressly conditioned upon the due and proper perfection, and the nonvoidability by a bankruptcy trustee, of any liens, security interests or other interests which have priority pursuant hereto, and provided further, however, that if any lien, security interest or other interest to which any other lien, security interest or other interest is subordinated pursuant hereto is not perfected, or is avoidable by a bankruptcy trustee for any reason, then the subordination specified herein with respect thereto shall, to the extent not perfected or avoidable, as the case may be, not be effective.

     2.  Warranties.   Representations  and  Agreements  of  Creditor.  Creditor
warrants and represents to and agrees with the Bank as follows:

         (a) Creditor does not hold, will not assert and hereby waives any security interests or liens in any of the assets of Borrower, other than the Specified Collateral, and any such security interests or liens previously held by Creditor have been terminated and released;

         (b) Notwithstanding anything to the contrary set forth in the Supply Agreement or any other agreement between Borrower and Creditor: (1) no present or future obligations, liabilities or indebtedness of Borrower to Creditor, other than the Creditor Obligations, are or shall be secured by the Specified Collateral, and to the extent the Supply Agreement creates or might be deemed to create a lien or security interest in the Specified Collateral to secure any such obligations, liabilities, or indebtedness, Creditor hereby waives and relinquishes and agrees not to assert such lien or security interest; and (ii) Creditor does not claim, hereby waives and relinquishes, and agrees not to assert any lien, security interest, or other interest in accounts, chattel paper, or general intangibles of Borrower, including without limitation accounts, chattel paper, and general intangibles that constitute proceeds of Specified Inventory, and agrees that Borrower's accounts, chattel paper, and general intangibles shall not in any event constitute part of the "Specified Collateral", provided, however, that nothing contained in this Agreement shall be construed to impair or waive any rights Creditor has pursuant to the Stock Pledge Agreement given by Obsidian Capital Partners, L.P. as security for that certain Subordinated Promissory Note of this date between Creditor and Borrower, which Subordinated Promissory Note is subject to that certain Subordination Agreement, of even date, among the Bank, Creditor, and Borrower (the "Subordination Agreement"); and

         (c) As of the date of this Agreement, Borrower is not in default with respect to any of the Creditor Obligations.

         3. Bank Collateral/Subordination by Creditor. Creditor covenants and agrees that until all of the Bank Obligations are fully paid and satisfied, Creditor shall not accept or acquire any security interests or liens in any of the Bank Collateral, other than the Specified Collateral. Creditor further agrees that in the event Creditor now holds or hereafter acquires any security interests or liens in or on any of the Bank Collateral, other than the Specified Collateral, in violation of the foregoing covenant, the purported security interests and liens of Creditor in all events shall be subject to the Subordination Agreement.

Notwithstanding anything to the contrary in the Subordination Agreement, in the event Borrower fails to make payment when due for any monthly purchase of SerVaas Scrap Butyl as provided in the Supply Agreement, such failure continues uncured for a period of thirty (30) days, and Creditor has given to the Bank not fewer than fifteen (15) days' prior written notice of its intent to exercise the remedies permitted under this paragraph 3, then Creditor shall be entitled to take possession of. remove, and sell the Specified Inventory in a commercially reasonable manner, and to apply the proceeds of such sale to the Creditor Obligations. Any Creditor Obligations that remain unpaid after application of such sale proceeds shall constitute Subordinated Debt subject in all respects to the Subordination Agreement. Any proceeds of such sale in excess of the Creditor Obligations shall be deemed a Prohibited Payment under the Subordination Agreement, and shall be immediately remitted to the Bank pursuant to Section 2 of the Subordination Agreement. In the event that Creditor exercises its rights under this paragraph 3, the Bank agrees and hereby consents (to the extent that such agreement or consent is or should become necessary) that the Specified Inventory may remain at Borrower's premises, free of charge, for a commercially reasonable time provided that Creditor is diligent in making arrangements for its sale or use in Borrower's operations. In the event that Bank accelerates Borrower's obligations under the Credit Agreement, and elects to realize upon its security interest in Scrap Butyl Inventory, Bank and Creditor will use reasonable efforts to cooperate in the liquidation of the Scrap Butyl Inventory.

     4. Waiver of Marshal1ing. Creditor hereby waives any right to marshalling of the assets of Borrower.

     5. Effect of Agreement. This Agreement: (i) is solely for the purpose and shall have the sole effect of defining the relative rights of Creditor and the Bank; (ii) may not be relied upon or enforced by Borrower or by any other person; and (iii) shall not impair or affect in any way any of the Creditor Obligations or the Bank Obligations, which are absolute and unconditional.

     6. Notices. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if delivered in person to, or sent by certified or registered mail, postage prepaid, addressed as follows:

                  To Creditor:        SerVaas, Inc.
                                      Attn.: Beurt SerVaas
                                      1100 Waterway Boulevard
                                      Indianapolis, IN 46202

                  To the Bank:        Bank One, Indiana, National Association
                                      Bank One Tower
                                      111 Monument Circle
                                      Indianapolis, Indiana 46277
                                      Attention: Brandt Burdick, Vice President

or to such other address or person as shall be designated from time to time by notice.

         7. Binding on Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Without limiting the generality of the foregoing, all the terms and provisions of this Agreement shall be binding upon any purchaser, transferee, assignee or successor of or to the Bank Obligations and the Creditor Obligations, respectively. Whenever in this Agreement reference to any of the parties hereto is made, such reference shall be deemed to include the successors and assigns of such party.

         8. Further Assurances. Each of the parties hereto covenants and agrees to execute and deliver, or cause to be executed and delivered, upon request of any other party such additional documents or agreements, and to perform or cause to be performed such additional acts as may be necessary or proper in the reasonable opinion of such other party to carry out the provisions, intent and purposes of this Agreement.

         9. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana. The words "accounts", "chattel paper", "general intangibles" and proceeds" are used herein with the meaning ascribed thereto in Article 9 of the Uniform Commercial Code as adopted and in effect in Indiana on the date hereof. If any provision of this Agreement is held invalid, that shall not affect the validity of any other provision of this Agreement.

         10. Waiver of Jury Trial; Jurisdiction. CREDITOR AND BANK EACH HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE A (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN CREDITOR, AND BANK, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO ENTER INTO THE CREDIT AGREEMENT AND TO PROVIDE THE FINANCING DESCRIBED IN THE CREDIT AGREEMENT. NONE OF THE PARTIES TO THIS AGREEMENT WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED. CREDITOR AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS AGREEMENT OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND CREDITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. CREDITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT CREDITOR MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

         IN WITNESS WHEREOF, Creditor and the Bank, by their duly authorized representatives and officers, have executed this Intercreditor Agreement as of the date written above.

                                      BANK ONE, INDIANA, NATIONAL ASSOCIATION

                                     By:_____________________________
                                     Printed:_____Brandt J. Burdick_____
                                     Title: Vice President



                                       SERVAAS, INC.
                                      By:
                                      Printed: Christopher Caniff
                                      Title: Secretary


CONSENT

     USRR Acquisition Corp. hereby unconditionally consents to the execution of the above Intercreditor Agreement, and to the agreements and performances of the parties thereto in the Intercreditor Agreement.

Date:    December 29, 2000

                                         USRR ACQUISITION CORP.
                                        By:
                                        Printed: Christopher Caniff
                                        Title:     Secretary

                                    EXHIBIT F

                              OFFICER'S CERTIFICATE

I certify and represent to Bank One, Indiana, National Association (the "Bank"), that I am the ____________________ of USRR ACQUISITION CORP., an Indiana corporation (the "Company").

In accordance with the Credit Agreement dated as of December ____ 2000, between the Company and the Bank (as the same has been amended, modified, supplemented and/or restated from time to time and at any time, the "Credit Agreement"), I certify to you that:

1. Each of the representations contained in Section 3.01 of the Credit Agreement (other than the representation contained in Section 3.0 1(d) of the Credit Agreement) are true and correct as of this date, except that all such representations are construed to have been amended to conform with any changes of which the Company shall have previously given the Bank notice in writing.

2. The financial statements of the Company as of___________________ 20 __ , and for the fiscal year then ended, and the financial statements as of______________________, 20, and for the period then ended, were prepared in accordance with GAAP and present fairly the financial condition of the Company and the results of its operations as of the dates of such statements and for the fiscal periods then ended, and since the date of the latest of such statements there has been no material adverse change in its financial position or its operations.

3. No Event of Default or Unmatured Event of Default has occurred and is continuing.

4. The attached calculations demonstrate that as of the last day of the fiscal quarter ending _________________ 20____, the Company was in compliance with the covenants in Section 5.01(g) of the Credit Agreement

All capitalized terms which are defined in the Credit Agreement shall have when used herein the same meanings as are ascribed to them in the Credit Agreement.

Date: _____________ , 2000                  Signed:
                                            Printed Name:_____________________
                                            the ___________________________ of
                                            USRR Acquisition Corp.

                                 REVOLVING NOTE


$3,000,000.00                                          Dated: December 29, 2000
                                                       Due:   November 30, 2001

                  FOR VALUE RECEIVED, on or before November 30, 2001, USRR ACQUISITION CORP., an Indiana corporation ("Company"), unconditionally promises to pay to the order of BANK ONE, INDIANA, NATIONAL ASSOCIATION (the "Bank"), at Bank One Center/Tower, Suite 1911, 111 Monument Circle, P.O. Box 7700, Indianapolis, Indiana 46277-0119, the principal sum of Three Million Dollars ($3,000,000.00), or so much of such amount as may be disbursed by the Bank as Advances made on the Revolving Loan under the terms of the Credit Agreement dated as of even date, by and between Company and the Bank (referred to herein, as the same may hereafter be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"), with interest thereon at the rates provided in the Credit Agreement. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

                  The principal of this Revolving Note and all interest accruing thereon shall be due and payable by Company on such dates and in such amounts as provided in, and in accordance with the terms of, the Credit Agreement. All amounts received on this Revolving Note shall be applied in accordance with the terms of the Credit Agreement.

                  This Revolving Note is the "Revolving Note" referred to in the Credit Agreement, to which reference is made for the conditions and procedures under which Advances, payments, readvances and repayments may be made prior to the maturity of this Revolving Note, for the terms upon which Company may make prepayments from time to time and at any time prior to the maturity of this Revolving Note and the terms of any prepayment premiums, penalties and other charges which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Revolving Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

                  If any installment of interest due under the terms of this Revolving Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension.

                  If any installment of principal or interest due under the terms of this Revolving Note prior to maturity is not paid in full on or before the date which is ten (10) days after the date when due, then the Bank at its option and without prior notice to the Company, may assess a late payment fee in an amount equal to the greater of $25.00 or five percent (5%) of the amount past due up to the maximum of $1,500.00 per late charge. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Revolving Note. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late payment fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

                  All amounts payable under this Revolving Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

                  The holder of this Revolving Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Revolving Note, or approve reductions of the payments thereon, release of any collateral securing payment of such indebtedness or accept a renewal Revolving Note or Revolving Notes therefor, all without notice to Company or any endorser(s), and Company and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Company and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Revolving Note and each of them consents to all extensions of the time of payment thereof.

                   The principal amount of this Revolving Note outstanding from time to time shall be determined by reference to the books and records of the Bank on which shall be recorded each Advance under the Revolving Loan evidenced by this Revolving Note, and all payments by Company on account of such Revolving Loan. Such books and records shall be deemed prima facie to be correct on such matters.

                  This Revolving Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of laws rules might otherwise require the substantive rules of law of another jurisdiction to apply.

                                           USRR ACQUISITION CORP.,
                                           an Indiana corporation


                                       By:______________________________________
                                          Name: Christopher Caniff
                                          Title:     Secretary

                                   TERM NOTE I


$2,500,000.00                                        Dated: December 29, 2000
                                                     Due:   November 30, 2005

                  FOR VALUE RECEIVED, on or before November 30, 2005, USRR ACQUISITION CORP., an Indiana corporation ("Company"), unconditionally promises to pay to the order of BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association (the "Bank"), at Bank One Center/Tower, Suite 1911, 111 Monument Circle, P.O. Box 7700, Indianapolis, Indiana 46277-0119, the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00), with interest thereon at the rates provided in and in accordance with the terms of the Credit Agreement, dated as of even date, by and between Company and the Bank (referred to herein, as the same may hereafter be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

                  The principal of this Term Note I and all interest accruing thereon shall be due and payable by Company on such dates and in such amounts as provided in, and in accordance with the terms of, the Credit Agreement. All amounts received on this Term Note I shall be applied in accordance with the terms of the Credit Agreement.

                  This Term Note I is the "Term Note I" referred to in the Credit Agreement, to which reference is made for the terms upon which Company may make prepayments from time to time and at any time prior to the maturity of this Term Note I and the terms of any prepayment premiums or penalties which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Term Note I may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

                  If any installment of principal or interest due under the terms of this Term Note I falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension.

                  If any installment of principal or interest due under the terms of this Term Note I prior to maturity is not paid in full when due, then the Bank at its option and without prior notice to the Company, may assess a late payment fee in an amount equal to the greater of $25.00 or Five Percent (5%) of the amount past due up to the maximum of $1,500.00 per late charge. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled principal or interest payment date or the maturity of this Term Note I. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late payment fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

                  All amounts payable under this Term Note I shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

                  The holder of this Term Note I, at its option, may make extensions of time for payment of the indebtedness evidenced by this Term Note I, or reduce the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal note or notes therefor, all without notice to Company or any endorser(s), and Company and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Company and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Term Note I and each of them consents to all extensions of the time of payment thereof.

                  This Term Note I is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of laws rules might otherwise require the substantive rules of law of another jurisdiction to apply.


                                             USRR ACQUISITION CORP.,
                                             an Indiana corporation

                                          By:________________________________
                                             Name: Christopher Caniff
                                             Title:    Secretary

                                 EQUIPMENT NOTE


$200,000.00                                           Dated: December 29, 2000
                                                      Due:   November 30, 2006

                  FOR VALUE RECEIVED, on or before November 30, 2006, USRR ACQUISITION CORP., an Indiana corporation ("Company"), unconditionally promises to pay to the order of BANK ONE, INDIANA, NATIONAL ASSOCIATION (the "Bank"), at Bank One Center/Tower, Suite 1911, 111 Monument Circle, P.O. Box 7700, Indianapolis, Indiana 46277-0119, the principal sum of Two Hundred Thousand Dollars ($200,000.00), or so much of such amount as may be disbursed by the Bank as Advances made on the Equipment Loan under the terms of the Credit Agreement dated as of even date, by and between Company and the Bank (referred to herein, as the same may hereafter be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"), with interest thereon at the rates provided in the Credit Agreement. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

                  The principal of this Equipment Note and all interest accruing thereon shall be due and payable by Company on such dates and in such amounts as provided in, and in accordance with the terms of, the Credit Agreement. All amounts received on this Equipment Note shall be applied in accordance with the terms of the Credit Agreement.

                  This Equipment Note is the "Equipment Note" referred to in the Credit Agreement, to which reference is made for the conditions and procedures under which Advances may be made, for the terms upon which Company may make prepayments from time to time and at any time prior to the maturity of this Equipment Note and the terms of any prepayment premiums or penalties which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Equipment Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

                  If any installment of principal or interest due under the terms of this Equipment Note falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension.

                  If any installment of principal or interest due under the terms of this Equipment Note prior to maturity is not paid in full when due, then the Bank at its option and without prior notice to the Company, may assess a late payment fee in an amount equal to the greater of $25.00 or Five Percent (5%) of the amount past due up to the maximum of $1,500.00 per late charge. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled principal or interest payment date or the maturity of this Equipment Note. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late payment fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

                  All amounts payable under this Equipment Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

                  The holder of this Equipment Note, at its option, may make extensions of time for payment of the indebtedness evidenced by this Equipment Note, or reduce the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal note or notes therefor, all without notice to Company or any endorser(s), and Company and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Company and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Equipment Note and each of them consents to all extensions of the time of payment thereof.

                  The principal amount of the Equipment Note outstanding from time to time shall be determined by reference to the books and records of the Bank on which shall be recorded each Advance under the Equipment Loan evidenced by this Equipment Note, and all payments on account of such Equipment Loan. Such books and records shall be deemed prima facie to be correct on such matters.

                  This Equipment Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of laws rules might otherwise require the substantive rules of law of another jurisdiction to apply.


                                          USRR ACQUISITION CORP.,
                                          an Indiana corporation

                                          By:______________________________
                                             Name: Christopher Caniff
                                             Title:    Secretary

                                  TERM NOTE II


$500,000.00                                            Dated: December 29, 2000
                                                       Due:   November 30, 2005

                  FOR VALUE RECEIVED, on or before November 30, 2005, USRR ACQUISITION CORP., an Indiana corporation ("Company"), unconditionally promises to pay to the order of BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association (the "Bank"), at Bank One Center/Tower, Suite 1911, 111 Monument Circle, P.O. Box 7700, Indianapolis, Indiana 46277-0119, the principal sum of Five Hundred Thousand Dollars ($500,000.00), with interest thereon at the rates provided in and in accordance with the terms of the Credit Agreement, dated as of even date, by and between Company and the Bank (referred to herein, as the same may hereafter be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"). Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

                  The principal of this Term Note II and all interest accruing thereon shall be due and payable by Company on such dates and in such amounts as provided in, and in accordance with the terms of, the Credit Agreement. All amounts received on this Term Note II shall be applied in accordance with the terms of the Credit Agreement.

                  This Term Note II is the "Term Note II" referred to in the Credit Agreement, to which reference is made for the terms upon which Company may make prepayments from time to time and at any time prior to the maturity of this Term Note II and the terms of any prepayment premiums or penalties which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Term Note II may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

                  If any installment of principal or interest due under the terms of this Term Note II falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension.

                  If any installment of principal or interest due under the terms of this Term Note II prior to maturity is not paid in full when due, then the Bank at its option and without prior notice to the Company, may assess a late payment fee in an amount equal to the greater of $25.00 or Five Percent (5%) of the amount past due up to the maximum of $1,500.00 per late charge. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled principal or interest payment date or the maturity of this Term Note II. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late payment fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

                  All amounts payable under this Term Note II shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

                  The holder of this Term Note II, at its option, may make extensions of time for payment of the indebtedness evidenced by this Term Note II, or reduce the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal note or notes therefor, all without notice to Company or any endorser(s), and Company and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Company and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Term Note II and each of them consents to all extensions of the time of payment thereof.

                  This Term Note II is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of laws rules might otherwise require the substantive rules of law of another jurisdiction to apply.


                                       USRR ACQUISITION CORP.,
                                       an Indiana corporation

                                   By:______________________________________
                                      Name: Christopher Caniff
                                      Title:    Secretary

                                List of Schedules
                              To December 29, 2000
                            Credit Agreement between
                           USRR Acquisition Corp. and
                             Bank One, Indiana, N.A.

Schedule No.                                          Description

3.01(k)                                              Environmental Matters
3.01(n)                                              Acquisition Documents
5.02(b)(7)                                           Permitted Liens
5.02(k)                                              Existing Debt